Exhibit 10.12

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of December 8, 2005, is by and among BioElectronics Corporation, a Maryland corporation (the "Company"), and the subscribers identified on the signature page hereto (each a "Subscriber" and collectively "Subscribers").

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act").

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers, in the aggregate, shall purchase up to One Million Dollars ($1,000,000) (the "Purchase Price") of principal amount of 8% promissory notes of the Company ("Note" or "Notes"), a form of which is annexed hereto as Exhibit A, convertible into shares of the Company's common stock, $0.001 par value (the "Common Stock"), at a per share conversion price set forth in the Note ("Conversion Price"); and share purchase warrants (the "Warrants"), in the form annexed hereto as Exhibit B, to purchase shares of Common Stock (the "Warrant Shares"). The Notes, shares of Common Stock issuable upon conversion of the Notes (the "Shares"), the Warrants and the Warrant Shares are collectively referred to herein as the "Securities"; and

WHEREAS, the aggregate proceeds of the sale of the Notes and the Warrants contemplated hereby shall be held pending the respective closing in escrow pursuant to the terms of a Funds Escrow Agreement to be executed by the parties substantially in the form attached hereto as Exhibit C (the "Escrow Agreement").

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

1.      Closings.

(a)     Initial Closing. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Initial Closing Date, each Subscriber shall purchase and the Company shall sell to each Subscriber a Note in the principal amount designated on the signature page hereto ("Initial Closing Notes") and Warrants as described in Section 2 of this Agreement ("Initial Closing Warrants"). The aggregate amount of the Notes to be purchased by the Subscribers on the Initial Closing Date shall be equal to Seven Hundred and Fifty Thousand Dollars ($750,000) of the Purchase Price (the "Initial Closing Purchase Price"). The "Initial Closing Date" shall be the date that Subscribers deliver the Initial Closing Purchase Price by wire transfer or otherwise to or for the benefit of the Company. The consummation of the transactions contemplated herein for all closings shall take place at the offices of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, upon the satisfaction of all conditions to Closing set forth in this Agreement. Each of the Initial Closing Date and Second Closing Date (as defined in Section 1(b) below) is referred to herein as a "Closing Date".

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(b)     Second Closing. The closing date in relation to the remaining up to Two Hundred and Fifty Thousand Dollars ($250,000) of the Purchase Price (the "Second Closing Purchase Price") shall be the third (3rd) Business Day after the Actual Effective Date [as defined in Section 11.1(iv)] (the "Second Closing Date"). Subject to the satisfaction or waiver of the Company's conditions to closing on the Second Closing Date, each Subscriber shall purchase and the Company shall sell to each Subscriber a Note in the principal amount designated on the signature page hereto ("Second Closing Notes") and Warrants as described in Section 2 of this Agreement ("Second Closing Warrants"). The aggregate Purchase Price of the Second Closing Notes for all Subscribers shall be equal to the Second Closing Purchase Price. The Second Closing Notes shall be nearly identical to the Notes issuable on the Initial Closing Date and have the same maturity date as the Initial Closing Notes. The Conversion Price (defined in Section 2.1 (b) of the Note) of the Second Closing Notes shall be the same as the Conversion Price of the Initial Closing Notes.

(c)     Conditions to Second Closing. The occurrence of the Second Closing is expressly contingent on (i) the truth and accuracy on the Second Closing Date of the representations and warranties of the Company and Subscriber contained in this Agreement, (ii) continued compliance with the covenants of the Company set forth in this Agreement, and (iii) the non-occurrence of any Event of Default (as defined in the Note).

(d)     Second Closing Deliveries. On the Second Closing Date, the Company will deliver the Second Closing Notes and Second Closing Warrants to the Escrow Agent and each Subscriber will deliver his portion of the Second Closing Purchase Price to the Escrow Agent. On the Second Closing Date, the Company will deliver a certificate ("Second Closing Certificate") signed by its chief executive officer or chief financial officer (i) representing the truth and accuracy of all the representations and warranties made by the Company contained in this Agreement, as of the Initial Closing Date and the Second Closing Date, as if such representations and warranties were made and given on all such dates, except for changes that do not constitute a Material Adverse Event [as defined in Section 5(a)], (ii) certifying that the information contained in the schedules and exhibits hereto is substantially accurate as of the Second Closing Date, except for changes that do not constitute Material Adverse Event [as defined in Section 5(a)], (iii) adopting and renewing the covenants and representations set forth in Sections 5, 7, 8, 9, 10, 11, and 12 of this Agreement in relation to the Second Closing Date, Second Closing Notes and Second Closing Warrants, (iv) representing the timely compliance by the Company with the Company's registration requirements set forth in Section 11 of this Agreement, and (v) certifying that an Event of Default has not occurred. A legal opinion nearly identical to the legal opinion referred to in Section 6 of this Agreement shall be delivered to each Subscriber at the Second Closing in relation to the Company, Second Closing Notes, and Second Closing Warrants ("Second Closing Legal Opinion"). The Second Closing Legal Opinion must state that the Registration Statement has been declared effective by the Commission and remains effective as of the Second Closing Date.

2.      Warrants. On each Closing Date, the Company will issue and deliver Warrants to the Subscribers. One Warrant will be issued to each Subscriber for each Share which would be issued to such Subscriber on any such Closing Date assuming the complete conversion of the Notes issued on such Closing Date at the Conversion Price in effect on such Closing Date assuming such Closing Date were a Conversion Date. The per Warrant Share exercise price to acquire a Warrant Share upon exercise of a Warrant shall be equal to 120% of the closing bid price on the Initial Closing Date as reported by Bloomberg L.P. for the Principal Market (as hereinafter defined) for the last trading day preceding the Closing Date, subject to reduction as described in the Warrant. In no event shall the exercise price be greater than $0.50. The Warrants shall be exercisable until five (5) years after each Closing Date.

3.      Security Interest. The Subscribers will be granted a security interest in certain assets of the Company and Subsidiaries, if any, as defined in Section 5(a) of this Agreement, including ownership of the Subsidiaries, to be memorialized in a "Security Agreement", a form of which is

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annexed hereto as Exhibit D. As of the Initial Closing Date, the Company does n not have any Subsidiaries. The Company will execute such other agreements, documents and financing statements reasonably requested by Subscribers, which will be filed at the Company's expense with such jurisdictions, states and counties designated by the Subscribers. The Company will also execute all such documents reasonably necessary in the opinion of Subscriber to memorialize and further protect the security interest described herein. The Subscribers will appoint a Collateral Agent to represent them collectively in connection with the security interest to be granted to the Subscribers. The appointment will be pursuant to a "Collateral Agent Agreement", a form of which is annexed hereto as Exhibit E.

4.      Subscriber's Representations and Warranties. Each Subscriber hereby represents and warrants to and agrees with the Company only as to such Subscriber that:

(a)     Organization and Standing of the Subscribers. If the Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)     Authorization and Power. Each Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Notes and Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or its Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by such Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with the terms thereof.

(c)     No Conflicts. The execution, delivery and performance of this Agreement and the consummation by such Subscriber of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Subscriber's charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Subscriber). Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Notes or acquire the Warrants in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)     Information on Company. The Subscriber has been furnished with or has had access to the Company's unaudited financial statements for the year ended December 31, 2004 and for the nine months ended September 30, 2005 (hereinafter referred to as the "Reports"). In addition, the Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing (such other information is collectively, the "Other Written Information"), and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities.

(e)     Information on Subscriber. The Subscriber is on the Initial Closing Date, and will be at the Second Closing Date and at the time of the conversion of the Notes and exercise of the

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Warrants, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate.

(f)     Purchase of Notes and Warrants. On each Closing Date, the Subscriber will purchase the Notes and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(g)     Compliance with Securities Act. The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

(h)     Shares Legend. The Shares and the Warrant Shares shall bear the following or similar legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BIOELECTRONICS CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

(i)      Warrants Legend. The Warrants shall bear the following or similar legend:

"THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BIOELECTRONICS CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

(j)     Note Legend. The Note shall bear the following legend:

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"THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BIOELECTRONICS CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

(k)     Communication of Offer. The offer to sell the Securities was directly communicated to the Subscriber by the Company. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(l)       Authority; Enforceability. This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and Subscriber has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Subscriber relating hereto.

(m)     Restricted Securities. Subscriber understands that the Securities have not been registered under the 1933 Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an "accredited investor" under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an "Affiliate" of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate includes each subsidiary of the Company. For purposes of this definition, "control" means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(n)     No Governmental Review. Each Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(o)      Correctness of Representations. Each Subscriber represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Subscriber otherwise notifies the Company prior to each Closing Date shall be true and correct as of each Closing Date.

(p)     Survival. The foregoing representations and warranties shall survive the Second Closing Date until three years after the Second Closing Date.

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5.      Company Representations and Warranties. The Company represents and warrants to and agrees with each Subscriber that except as set forth in the Reports and as otherwise qualified in the Transaction Documents:

(a)     Due Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as disclosed in the Reports. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purpose of this Agreement, a "Material Adverse Effect" shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company taken as a whole. For purposes of this Agreement, "Subsidiary" means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity) of which more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other business entity is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity. As of the Initial Closing Date, the Company does not have any Subsidiaries.

(b)     Outstanding Stock. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

(c)     Authority; Enforceability. This Agreement, the Notes, the Warrants, the Escrow Agreement, Security Agreement, Guaranty, and Collateral Agent Agreement, and any other agreements delivered together with this Agreement or in connection herewith (collectively "Transaction Documents") have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(d)     Additional Issuances. There are no outstanding agreements or preemptive or similar rights affecting the Company's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in any of the Subsidiaries of the Company except as described on Schedule 5(d). The Common Stock of the Company on a fully diluted basis outstanding as of the last trading day preceding the Initial Closing Date is set forth on Schedule 5(d).

(e)     Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, any Principal Market (as defined in Section 9(b) of this Agreement), nor the Company's shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities.

(f)     No Violation or Conflict. Assuming the representations and warranties of the Subscribers in Section 4 are true and correct, neither the issuance and sale of the Securities nor the

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performance of the Company's obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

(i)     violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default in any material respect) of a material nature under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

(ii)     result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates, except as contemplated in the Agreement; or

(iii)     result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company; or

(iv)     except as described on Schedule 5(f), result in the activation of any piggy-back registration rights of any person or entity holding securities or debt of the Company or having the right to receive securities of the Company.

(g)     The Securities. The Securities upon issuance:

(i)       are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)       have been, or will be, duly and validly authorized and on the date of issuance of the Shares and upon exercise of the Warrants, the Shares and Warrant Shares will be duly and validly issued, fully paid and nonassessable or if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted;

(iii)     will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

(iv)     will not subject the holders thereof to personal liability by reason of being such holders provided Subscriber's representations herein are true and accurate and Subscribers take no actions or fail to take any actions required for their purchase of the Securities to be in compliance with all applicable laws and regulations; and

(v)     will not result in a violation of Section 5 under the 1933 Act.

(h)     Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the

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execution by the Company or the performance by the Company of its obligations under the Transaction Documents. Except as disclosed on Schedule 5(h), there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(i)       Reporting Company. The Company is currently not subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act").

(j)       No Market Manipulation. The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold, provided, however, that this provision shall not prevent the Company from engaging in investor relations/public relations activities consistent with past practices.

(k)     Information Concerning Company. The Reports contain all material information relating to the Company and its operations and financial condition as of their respective dates and all the information required to be disclosed therein. Since the date of the most recent financial statements included in the Reports ("Latest Financial Date"), and except as modified in the Other Written Information or in the Schedules hereto, there has been no Material Adverse Event relating to the Company's business, financial condition or affairs not disclosed in the Reports. The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.

(l)     Stop Transfer. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscriber.

(m)     Defaults. The Company is not in violation of its articles of incorporation or bylaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to the Company's knowledge not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(n)     Not an Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Pink Sheets, OTC Bulletin Board, or any Principal Market as defined in Section 9(b) which would impair the exemptions relied upon in this Offering as defined in Section 6 or the Company's ability to timely comply with its obligations hereunder. Nor will the Company or any of its Affiliates take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings which would impair the exemptions referred to in Section 6 hereof, relied upon in this Offering or the Company's ability to timely comply with its obligations hereunder. The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities, which would impair the exemptions

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referred to in Section 6 hereof, relied upon in this Offering or the Company's ability to timely comply with its obligations hereunder.

(o)     No General Solicitation. Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(p)     Listing. The Company's common stock is quoted on the Pink Sheets. The Company has not received any oral or written notice that its common stock is not eligible nor will become ineligible for quotation on the Pink Sheets nor that its common stock does not meet all requirements for the continuation of such quotation. The Company satisfies all the requirements for the continued quotation of its common stock on the Pink Sheets.

(q)     No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Reports and Other Written Information, other than those incurred in the ordinary course of the Company's businesses since the Latest Financial Date and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as disclosed on Schedule 5(q).

(r)     No Undisclosed Events or Circumstances. Since the Latest Financial Date, to the Company's knowledge, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

(s)     Capitalization. The authorized and outstanding capital stock of the Company as of the date of this Agreement and the Closing Date (not including the Securities) are set forth on Schedule 5(d). Except as set forth on Schedule 5(d), there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company or any of its Subsidiaries. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

(t)     Dilution. The Company's executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company's equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment, that the issuance of the Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Notes, and the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

(u)     No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers.

(v)     DTC Status. The Company's transfer agent is eligible to participate in, and the Common Stock is eligible for transfer pursuant to, the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email of the Company's transfer agent is Holladay Stock Transfer, Inc., 2939 North 67th Place, Scottsdale,

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Arizona 85251, fax: 480-481-3941, email: hstransfer1@qwest.net.

(w)     Investment Company. Neither the Company nor any Affiliate is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(x)      Subsidiary Representations. The Company makes each of the representations contained in Sections 5(a), (b), (d), (e), (f), (h), (k), (m), (q), (r), (u) and (w) of this Agreement, as same relate to each Subsidiary of the Company.

(y)      Company Predecessor. All representations made by or relating to the Company of a historical or prospective nature and all undertaking described in Sections 9(g) through 9(l) shall relate and refer to the Company, its predecessors, and the Subsidiaries.

(z)      Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to each Closing Date, shall be true and correct in all material respects as of each Closing Date.

(AA)    Survival. The foregoing representations and warranties shall survive the Second Closing Date until three years after the Second Closing Date.

6.       Regulation D Offering. The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. On each Closing Date, the Company will provide an opinion reasonably acceptable to Subscriber from the Company's legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Subscribers. A form of the legal opinion is annexed hereto as Exhibit F. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the issuance and resale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants pursuant to an effective registration statement. Subscriber agrees that any legal opinions required hereunder or under any other Transaction Documents may be supplied by the Company's in house General Counsel.

7.1.   Conversion of Note.

(a)     Upon the conversion of a Note or part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering, an opinion of counsel to assure that the Company's transfer agent shall issue stock certificates in the name of Subscriber (or its permitted nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that the certificates representing such shares shall contain no legend other than the usual 1933 Act restriction from transfer legend. If and when the Subscriber sells the shares, assuming (i) the Registration Statement (as defined below) is effective and the prospectus, as supplemented or amended, contained therein is current and (ii) the Subscriber confirms in writing to the transfer agent that the Subscriber has complied with the prospectus delivery requirements, the restrictive legend can be removed and the Shares will be free-trading, and freely transferable. In the event that the Shares are sold in a manner that complies with an exemption from registration, the Company will promptly instruct its counsel to issue to the transfer agent an opinion permitting removal of the legend (indefinitely, if pursuant to Rule 144(k) of the 1933 Act, or for 90 days if pursuant to the other provisions of Rule 144 of the 1933 Act).

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(b)     Subscriber will give notice of its decision to exercise its right to convert the Note, interest, any sum due to the Subscriber under the Transaction Documents including Liquidated Damages, or part thereof by telecopying an executed and completed Notice of Conversion (a form of which is annexed as Exhibit A to the Note) to the Company via confirmed telecopier transmission or otherwise pursuant to Section 14(a) of this Agreement. The Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied. Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The Company will itself or cause the Company's transfer agent to transmit the Company's Common Stock certificates representing the Shares issuable upon conversion of the Note to the Subscriber via express courier for receipt by such Subscriber within three (3) business days after receipt by the Company of the Notice of Conversion (such third day being the "Delivery Date"). In the event the Shares are electronically transferable, then delivery of the Shares must be made by electronic transfer provided request for such electronic transfer has been made by the Subscriber and the Subscriber has complied with all applicable securities laws in connection with the sale of the Common Stock, including, without limitation, the prospectus delivery requirements. A Note representing the balance of the Note not so converted will be provided by the Company to the Subscriber if requested by Subscriber, provided the Subscriber delivers the original Note to the Company. In the event that a Subscriber elects not to surrender a Note for reissuance upon partial payment or conversion, the Subscriber hereby indemnifies the Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note. "Business day" and "trading day" as employed in the Transaction Documents is a day that the New York Stock Exchange is open for trading for three or more hours.

(c)     The Company understands that a delay in the delivery of the Shares in the form required pursuant to Section 7.1 hereof, or the Mandatory Redemption Amount described in Section 7.2 hereof, respectively after the Delivery Date or the Mandatory Redemption Payment Date (as hereinafter defined) could result in economic loss to the Subscriber. As compensation to the Subscriber for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Subscriber for late issuance of Shares in the form required pursuant to Section 7.1 hereof upon Conversion of the Note in the amount of $100 per business day after the Delivery Date for each $10,000 of Note principal amount being converted of the corresponding Shares which are not timely delivered. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Subscriber, in the event that the Company fails for any reason to effect delivery of the Shares by the Delivery Date or make payment by the Mandatory Redemption Payment Date, the Subscriber may revoke all or part of the relevant Notice of Conversion or rescind all or part of the notice of Mandatory Redemption by delivery of a notice to such effect to the Company whereupon the Company and the Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

(d)     Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

(e)     Mandatory Conversion at Company's Election. The Company may require that the Holders of the Notes convert some or all of the remaining principal and unpaid interest on their Notes in accordance with the terms and conditions set forth in the Note.

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7.2.      Mandatory Redemption at Subscriber's Election. In the event (i) the occurrence of any Event of Default (as defined in the Note or in this Agreement) that continues for more than twenty (20) business days, or (ii) of the liquidation, dissolution or winding up of the Company (the foregoing referred to as "Mandatory Redemption Events"), then at the Subscriber's election, the Company must pay to the Subscriber ten (10) business days after receipt of a written request by the Subscriber, at the Subscriber's election, a sum of money determined by multiplying up to the outstanding principal amount of the Note designated by the Subscriber by 115%, together with accrued but unpaid interest thereon ("Mandatory Redemption Payment"). The Mandatory Redemption Payment must be received by the Subscriber within fifteen (15) business days after request ("Mandatory Redemption Payment Date"). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal and interest will be deemed paid and no longer outstanding. Liquidated damages calculated pursuant to Section 11.7(d) hereof, that have been paid or accrued for the twenty day period prior to the actual receipt of the Mandatory Redemption Payment by the Subscriber shall be credited against the Mandatory Redemption Payment. For purposes of this Section 7.2, "Change in Control" shall mean (i) the Company no longer having a class of shares publicly traded or listed on a Principal Market, (ii) the Company becoming a Subsidiary of another entity (other than a corporation formed by the Company for purposes of reincorporation in another U.S. jurisdiction), (iii) a majority of the board of directors of the Company as of the Closing Date no longer serving as directors of the Company except due to natural causes, and (iv) the sale, lease or transfer of substantially all the assets of the Company or Subsidiaries.

7.3.      Maximum Conversion. The Subscriber shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of common stock beneficially owned by the Subscriber and its Affiliates on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Subscriber and its Affiliates of more than 4.99% of the outstanding shares of common stock of the Company on such Conversion Date. Beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 4.99% and aggregate conversions by the Subscriber may exceed 4.99%. The Subscriber may waive the conversion limitation described in this Section 7.3, in whole or in part, upon and effective after 61 days prior written notice to the Company. The Subscriber may decide whether to convert a Note or exercise Warrants to achieve an actual 4.99% ownership position.

7.4.      Injunction Posting of Bond. In the event a Subscriber shall elect to convert a Note or part thereof or exercise the Warrant in whole or in part, the Company may not refuse conversion or exercise based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of such Note or exercise of all or part of such Warrant shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the outstanding principal and interest of the Note, or aggregate purchase price of the Warrant Shares which are sought to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment. Notwithstanding the foregoing, if the Company receives an order restraining it from converting from a court or administration agency of competent jurisdiction, it shall comply without a bond requirement.

7.5.      Buy-In. In addition to any other rights available to the Subscriber, if the Company fails to deliver to the Subscriber such shares issuable upon conversion of a Note by the Delivery Date and if after seven (7) business days after the Delivery Date the Subscriber purchases (in an

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open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Subscriber of the Common Stock which the Subscriber was entitled to receive upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of note principal and/or interest, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

7.6.      Adjustments. The Conversion Price, Warrant exercise price and amount of Shares issuable upon conversion of the Notes and exercise of the Warrants shall be adjusted as described in this Agreement, the Notes and Warrants.

7.7.      Redemption. The Note and Warrants shall not be redeemable or mandatorily convertible except as described in the Note and Warrants.

8.         Broker/Legal Fees.

(a)     Broker's Commission. The Company on the one hand, and each Subscriber (for himself only) on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions other than the parties identified on Schedule 8 hereto ("Broker") on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party's actions. Anything in this Agreement to the contrary notwithstanding, each Subscriber is providing indemnification only for such Subscriber's own actions and not for any action of any other Subscriber. Each Subscriber's liability hereunder is several and not joint. The Company agrees that it will pay Broker a cash fee equal to 10% of the Purchase Price on the Closing Date directly out of the funds held pursuant to the Escrow Agreement ("Broker's Fees"). The Company represents that there are no other parties entitled to receive fees, commissions, or similar payments in connection with the offering described in this Agreement except Broker.

(b)     Legal Fees. The Company shall pay to Grushko & Mittman, P.C., a one-time cash fee of $20,000 ("Legal Fees") (of which $5,000 has been paid) as reimbursement for services rendered to the Subscribers in connection with this Agreement and the purchase and sale of the Notes and Warrants (the "Offering"). The Legal Fees and reimbursement for estimated UCC searches and filing fees (less any amounts paid prior to a Closing Date) will be payable on the Initial Closing Date out of funds held pursuant to the Escrow Agreement.

9.      Covenants of the Company. The Company covenants and agrees with the Subscribers as follows:

(a)     Stop Orders. The Company will advise the Subscribers within four hours after the Company receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

(b)     Listing. The Company shall promptly secure the listing of the shares of Common Stock and the Warrant Shares upon each national securities exchange, or electronic or

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automated quotation system upon which they are or become eligible for listing and shall maintain such listing so long as any Notes or Warrants are outstanding. Not later than one day following the Actual Effective Date, the Company will maintain the listing of its Common Stock on the American Stock Exchange, Nasdaq SmallCap Market, Nasdaq National Market System, OTC Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the "Principal Market")), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. The Company will provide the Subscribers copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market. As of the date of this Agreement, the Pink Sheets is the Principal Market.

(c)     Market Regulations. The Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to Subscriber.

(d)     Filing Requirements. Not later than 100 days after the Closing Date and until the sooner of (i) two (2) years after the last Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will (A) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (B) comply in all respects with its reporting and filing obligations under the 1934 Act, (C) comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(b) or 12(g) of the 1934 Act, as applicable, and (D) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until two (2) years after the last Closing Date. Until the earlier of the resale of the Common Stock and the Warrant Shares by each Subscriber or two (2) years after the Warrants have been exercised, the Company will use its reasonable best efforts to continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

(e)     Use of Proceeds. The proceeds of the Offering will be employed by the Company for the purposes generally set forth on Schedule 9(e) hereto. For so long as any Notes are outstanding, except as set forth on Schedule 9(e), the Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding notes or equity instruments of the Company, litigation related expenses or settlements, brokerage fees, nor non-trade obligations outstanding on a Closing Date.

(f)     Reservation. Prior to each Closing Date, the Company undertakes to reserve, pro rata, on behalf of the Subscribers from its authorized but unissued Common Stock, a number of common shares equal to 175% of the common shares issuable upon conversion of the Notes and one share of Common Stock for each Warrant Share issuable upon exercise of the Warrants. Failure to have sufficient shares reserved pursuant to this Section 9(f) and to allow conversion of all outstanding Note amounts of principal and interest and exercise of all outstanding Warrants for five (5) consecutive business days or fifteen (15) days in the aggregate shall be a material default of the Company's obligations under this Agreement and an Event of Default under the Note.

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(g)     Taxes. From the date of this Agreement and until the Conversion or satisfaction of the Note in its entirety the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(h)     Insurance. From the date of this Agreement and until the Conversion or satisfaction of the Note in its entirety the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than one hundred percent (100%) of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

(i)      Books and Records. From the date of this Agreement and until the Conversion or satisfaction of the Note in its entirety the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(j)      Governmental Authorities. From the date of this Agreement and until the Conversion or satisfaction of the Note, in its entirety, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(k)     Intellectual Property. From the date of this Agreement and until the Conversion or satisfaction of the Note, in its entirety, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business, unless it is sold for value.

(l)      Properties. From the date of this Agreement and until the Conversion or satisfaction of the Note in its entirety the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.

(m)    Confidentiality/Public Announcement. From the date of this Agreement and until the sooner of (i) two (2) years after the last Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company agrees that, except in connection with a Form 8-K or the Registration Statement or as otherwise required in any other Commission filing, it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by a Subscriber, only to the extent required by law and then only upon five days prior notice to Subscriber. In any event and subject to the foregoing, the Company shall file a Form 8-K or make a public announcement describing the Offering not later than the first business day after each

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Closing Date. In the Form 8-K or public announcement, the Company will specifically disclose the amount of common stock outstanding immediately after the Closing. A form of the proposed Form 8-K or public announcement to be employed in connection with the Closing is annexed hereto as Exhibit G. No Form 8-K shall be filed if or to the extent that such filing would jeopardize the exemption from registration relied upon for the transactions contemplated herein.

(n)      Further Registration Statements. Except for a registration statement filed on behalf of the Subscribers pursuant to Section 11 of this Agreement, and as set forth on Schedule 11.1 hereto, the Company will not file any registration statements or amend any already filed registration statement to increase the amount of Common Stock registered therein, including but not limited to Forms S-8, with the Commission or with state regulatory authorities without the consent of the Subscribers until the sooner of (i) the Registration Statement shall have been current and available for use in connection with the resale of the Registrable Securities (as defined in Section 11.1(i)) for a period of 180 days, or (ii) until all the Shares and Warrant Shares have been resold or transferred by the Subscribers pursuant to the Registration Statement or Rule 144, without regard to volume limitations ("Exclusion Period"). The Exclusion Period will be tolled during the pendency of an Event of Default as defined in the Note. As used in the Agreement, "consent of the Subscribers" or similar verbiage means the consent of holders of not less than 70% of the issued Shares and Shares issuable upon conversion of outstanding Notes.

(o)      Blackout. The Company undertakes and covenants that until the end of the Exclusion Period, the Company will not enter into any acquisition, merger, exchange or sale or other transaction that could have the effect of delaying the effectiveness of any pending registration statement or causing an already effective registration statement to no longer be effective or current for a period ten (10) or more consecutive days nor more than fifteen (15) days during any consecutive three hundred and sixty-five (365) day period.

(p)      Non-Public Information. The Company covenants and agrees that neither it nor any other person acting on its behalf will provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber shall have agreed in writing to receive such information. The Company understands and confirms that each Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(q)      Limited Standstill. The Company will deliver to the Subscribers on or before the Closing Date and enforce the provisions of irrevocable lockup agreements ("Limited Standstill Agreements") in the forms annexed hereto as Exhibit H, with the parties identified on Schedule 9.1(q) hereto.

(r)      Reporting Company Listing. Not later than 100 days after the Closing Date, the Company undertakes to be listed on either the OTC Bulletin Board, the Nasdaq SmallCap Market, Nasdaq National Market, or the American Stock Exchange.

(s)      Negative Pledge. So long as any Notes or Warrants are outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) (each, a "Lien") upon any of its property, whether now owned or hereafter acquired other than (i) for the Excepted Issuances (as defined in Section 12(a) hereof), and (ii) (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established in

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accordance with generally accepted accounting principles; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings; (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) Liens created with respect to the financing of the purchase of new property in the ordinary course of the Company's business up to the amount of the purchase price of such property, (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property, or (g) security interests disclosed on Schedule B to the Security Agreement (each of (a) through (g), a "Permitted Lien").

10.      Covenants of the Company and Subscriber Regarding Indemnification.

(a)      The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers' officers, directors, agents, Affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or material breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any material breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

(b)      Each Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, Affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any material breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder, or any other agreement entered into by the Company and Subscribers, relating hereto.

(c)      In no event shall the liability of any Subscriber or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber upon the sale of Registrable Securities (as defined herein).

(d)      The procedures set forth in Section 11.6 shall apply to the indemnification set forth in Sections 10(a) and 10(b) above.

11.1.  Registration Rights. The Company hereby grants the following registration rights to holders of the Securities.

(i)      On one occasion, for a period commencing one hundred and sixteen (116) days after the Initial Closing Date, but not later than two (2) years after the last Closing Date, upon a written request therefor from the holders of more than 50% of the Shares issued and issuable upon conversion of the outstanding Notes and outstanding Warrant Shares, the Company shall prepare and file with the Commission a registration statement under the 1933 Act registering the Registrable Securities, as defined in Section 11.1(iv) hereof, which are the subject of such request for unrestricted public resale by

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the holder thereof. For purposes of Sections 11.1(i) and 11.1(ii), Registrable Securities shall not include Securities which are (A) registered for resale in an effective registration statement, (B) included for registration in a pending registration statement, or (C) which have been issued without further transfer restrictions after a sale or transfer pursuant to Rule 144 under the 1933 Act. Upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within ten (10) days after the Company gives such written notice. Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 11.1(i).

(ii)     If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscribers or Holder pursuant to an effective registration statement, each such time it will give at least fifteen (15) days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "Seller" or "Sellers"). In the event that any registration pursuant to this Section 11.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, or Section 11.4 hereof, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 11.1(ii) without thereby incurring any liability to the Seller.

(iii)     If, at the time any written request for registration is received by the Company pursuant to Section 11.1(i), the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account and the Company actually does file such other registration statement, such written request shall be deemed to have been given pursuant to Section 11.1(ii) rather than Section 11.1(i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 11.1(ii).

(iv)     The Company shall file with the Commission a Form SB-2 registration statement or amend an already filed Form SB-2 registration statement (the "Registration Statement") and, with regard to the Registrable Securities, less the Second Closing Registrable Securities, both as defined below, the "Registration Statement") (or such other form that it is eligible to use) in order to register the Registrable Securities for resale and distribution under the 1933 Act within forty-five (45) calendar days after the Initial Closing Date (the "Filing Date"), and cause such Registration Statement to be declared effective not later than seventy-five (75) calendar days after the Initial Closing Date or one hundred and fifteen (115) calendar days if there is a Commission review (the "Effective Date"). The Company will register for resale after conversion of the Notes and exercise of the Warrants and Finder's Warrants not less than a number of shares of common stock in the aforedescribed registration statement that is equal, in the aggregate, to 175% of the shares of Common Stock issuable upon conversion of the Notes and 100% of the Warrant Shares issuable upon exercise of the Warrants (collectively the "Registrable Securities"). The Registrable Securities shall be reserved and set aside exclusively for the

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benefit of each Subscriber and Warrant holder, pro rata, and not issued, employed or reserved for anyone other than each such Subscriber and Warrant holder. The Registration Statement will promptly be amended or additional registration statements will be promptly filed by the Company as necessary to register additional shares of Common Stock to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities. Except with the written consent of the Subscribers, or as described on Schedule 11.1 hereto, no securities of the Company other than the Registrable Securities will be included in the Registration Statement. It shall be deemed a Non-Registration Event if at any time after the date the Registration Statement is declared effective by the Commission ("Actual Effective Date") the Company has registered for unrestricted resale on behalf of the Sellers fewer than 125% of the amount of Common Shares issuable upon full conversion of all sums due under the Notes and 100% of the Warrant Shares issuable upon exercise of the Warrants.

11.2.  Registration Procedures. If and whenever the Company is required by the provisions of Section 11.1(i), 11.1(ii), or 11.1(iv) to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

(a)     subject to the timelines provided in this Agreement, prepare and file with the Commission a registration statement required by Section 11, with respect to such securities and use its commercially reasonable best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided); promptly provide to the holders of the Registrable Securities copies of all filings and Commission letters of comment; notify Subscribers (by telecopier and/or by e-mail addresses provided by Subscribers) and Grushko & Mittman, P.C. (by telecopier and/or by email to [omitted]) on or before 6:00 PM EST on the first business day after the day that the Company receives notice that the Commission has no comments or no further comments on the Registration Statement; and notify the Subscribers and their counsel in the same manner not later than the first Business Day after the Business Day a Registration Statement has been declared effective (or sooner than the first Business Day upon disclosure of this information to any person who is not an officer or director or legal counsel of the Company). Failure to timely provide notice as required by this Section 11.2(a) shall be a material breach of the Company's obligation and an Event of Default as defined in the Notes and a Non-Registration Event as defined in Section 11.4 of this Agreement;

(b)     prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period of two (2) years, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Sellers' intended method of disposition set forth in such registration statement for such period;

(c)     furnish to the Sellers, at the Company's expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement or make them electronically available;

(d)     use its commercially reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of New York and such jurisdictions as the Sellers shall request in writing, provided, however, that the Company shall not for any such purpose be required to: (i) qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction or (ii) qualify in any jurisdiction which would require the Company to meet any merit review criteria;

(e)     if applicable, list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

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(f)     notify the Subscribers within four hours of the Company's becoming aware that a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or which becomes subject to a Commission, state or other governmental order suspending the effectiveness of the registration statement covering any of the Shares; and

(g)     provided same would not be in violation of the provision of Regulation FD under the 1934 Act, make available for inspection by the Sellers, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, attorney, accountant or agent in connection with such registration statement.

11.3.   Provision of Documents. In connection with each registration described in this Section 11, each Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. The Company shall not be required to register the Registrable Securities of any Seller that fail to furnish to the Company any such information within 15 business days of written request therefore.

11.4.   Non-Registration Events. The Company and the Subscribers agree that the Sellers will suffer damages if the Registration Statement is not filed by the Filing Date and not declared effective by the Commission by the Effective Date, and any registration statement required under Section 11.1(i) or 11.1(ii) is not filed within 60 days after Company receipt of written request and declared effective by the Commission within 120 days after Company receipt of such request, and maintained in the manner and within the time periods contemplated by Section 11 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (A) the Registration Statement is not filed on or before the Filing Date, (B) is not declared effective on or before the Effective Date, (C) due to the action or inaction of the Company the Registration Statement is not declared effective within three (3) business days after receipt by the Company or its attorneys of a written or oral communication from the Commission that the Registration Statement will not be reviewed or that the Commission has no further comments, (D) if the registration statement described in Sections 11.1(i) or 11.1(ii) is not filed within 60 days after such written request, or is not declared effective within 120 days after such written request, or (E) any registration statement described in Sections 11.1(i), 11.1(ii) or 11.1(iv) is filed and declared effective but shall thereafter cease to be effective without being succeeded within fifteen (15) business days by an effective replacement or amended registration statement or for a period of time which shall exceed 20 business days in the aggregate per year (defined as a period of 365 days commencing on the Actual Effective Date (each such event referred to in clauses A through E of this Section 11.4 is referred to herein as a "Non-Registration Event"), then the Company shall deliver to the holder of Registrable Securities, as Liquidated Damages, an amount calculated on a daily basis at a rate equivalent to two percent (2%) for each thirty (30) days or part thereof of the Purchase Price of the Notes remaining unconverted and purchase price of Shares issued upon conversion of the Notes owned of record by such holder which are subject to such Non-Registration Event. The Company must pay the Liquidated Damages in cash. The Liquidated Damages must be paid within ten (10) days after the end of each thirty (30) day period or shorter part thereof for which Liquidated Damages are payable. In the event a Registration Statement is filed by the Filing Date but is withdrawn prior to being declared effective by the Commission, then such Registration Statement will be deemed to have not been filed. All oral or written comments received from the Commission relating to the Registration Statement must be satisfactorily responded to within ten (10) business days for non-accounting comments and within twenty (20) business days for accounting comments after receipt of comments from the Commission. Failure to timely respond

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to Commission comments is a Non-Registration Event for which Liquidated Damages shall accrue and be payable by the Company to the holders of Registrable Securities at the same rate set forth above. Notwithstanding anything else in this Section 11.4, the Company shall not be liable to the Subscriber under this Section 11.4 for any events or delays occurring as a consequence of the acts or omissions of the Subscribers contrary to the obligations undertaken by Subscribers in this Agreement. Liquidated Damages will not accrue nor be payable pursuant to this Section 11.4 nor will a Non-Registration Event be deemed to have occurred for times during which Registrable Securities are transferable by the holder of Registrable Securities pursuant to Rule 144(k) under the 1933 Act.

11.5.   Expenses. All expenses incurred by the Company in complying with Section 11, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, and fees of transfer agents and registrars, are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called "Selling Expenses." The Company will pay all Registration Expenses in connection with the registration statement under Section 11. Selling Expenses in connection with each registration statement under Section 11 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

11.6.   Indemnification and Contribution.

(a)     In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 11, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of Section 11.6(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made: (i) in any preliminary prospectus if the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise and the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (ii) in any preliminary or final prospectus to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

(b)     In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 11, each Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company

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within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities covered by such registration statement.

(c)     Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party, except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d)     In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section 11.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 11.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its

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securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

11.7.   Delivery of Unlegended Shares.

(a)     Within three (3) business days (such third business day being the "Unlegended Shares Delivery Date") after the business day on which the Company has received (i) a notice that Shares or Warrant Shares or any other Common Stock held by a Subscriber have been sold pursuant to the Registration Statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, and (iii) delivery to the transfer agent of the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and/or Subscriber's broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4(h) above, reissuable pursuant to any effective and current Registration Statement described in Section 11 of this Agreement or pursuant to Rule 144 under the 1933 Act (the "Unlegended Shares"); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Shares certificate, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

(b)     In lieu of delivering physical certificates representing the Unlegended Shares, if the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of a Subscriber, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber's prime Broker with DTC through its Deposit Withdrawal Agent Commission system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

(c)     The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 11 hereof later than two business days after the Unlegended Shares Delivery Date could result in economic loss to a Subscriber. As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default. If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 11.7 for an aggregate of thirty (30) days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Shares and Warrant Shares subject to such default at a price per share equal to 120% of the Purchase Price of such Common Stock and Warrant Shares ("Unlegended Redemption Amount"). The amount of the aforedescribed liquidated damages that have accrued or been paid for the twenty day period prior to the receipt by the Subscriber of the Unlegended Redemption Amount shall be credited against the Unlegended Redemption Amount. The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

(d)     In addition to any other rights available to a Subscriber, if the Company

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fails to deliver to a Subscriber Unlegended Shares as required pursuant to this Agreement, within seven (7) business days after the Unlegended Shares Delivery Date and the Subscriber purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber was entitled to receive from the Company (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

(e)     In the event a Subscriber shall request delivery of Unlegended Shares as described in Section 11.7 and the Company is required to deliver such Unlegended Shares pursuant to Section 11.7, the Company may not refuse to deliver Unlegended Shares based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares or exercise of all or part of said Warrant shall have been sought and obtained and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the amount of the aggregate purchase price of the Common Stock and Warrant Shares which are subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber's favor.

12.    (a)     Right of First Refusal. Until one year after the Actual Effective Date, the Subscribers shall be given not less than seven (7) business days prior written notice of any proposed sale by the Company of its common stock or other securities or debt obligations, except in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity which holders of such securities or debt are not granted registration rights and which has been disclosed to Subscribers' counsel, (ii) the Company's issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital which holders of such securities or debt are not granted registration rights and which has been disclosed to Subscribers' counsel, (iii) the Company's issuance of Common Stock or the issuances or grants of options to purchase Common Stock pursuant to stock option plans described on Schedule 5(d) hereto, (iv) the Company's issuance of Common Stock or the issuances or grants of options to purchase Common Stock pursuant to employee stock purchase or compensation plans, provided such shares of Common stock are not included in a registration statement for so long as any Notes are outstanding, (v) as a result of the exercise of Warrants or conversion of Notes which are granted or issued pursuant to this Agreement or warrants, options or notes which are outstanding as of the date hereof and described in the Reports or Other Written Information, all on the precise terms and conditions in effect on the Closing Date, (vi) the payment of any interest on the Notes and Liquidated Damages, (vii) as has been described in the Reports, Schedule 12(a) hereto or Other Written Information filed with the Commission or delivered to the Subscribers prior to the Closing Date, and (vii) as described on Schedule 11.1 (collectively the foregoing are "Excepted Issuances"). The Subscribers who exercise their rights pursuant to this Section 12(a) shall have the right during the seven (7) business days following receipt of the notice to purchase not less than 50% of such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale in the same proportion to each other as their purchase of Notes in the

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Offering. In the event such terms and conditions are modified during the notice period, the Subscribers shall be given prompt notice of such modification and shall have the right during the seven (7) business days following the notice of modification to exercise such right.

(b)     Offering Restrictions. Until the expiration of the Exclusion Period and during the pendency of an Event of Default, except for the Excepted Issuances, the Company will not enter into an agreement to nor issue any convertible debt or other securities convertible into common stock or equity of the Company nor modify any of the foregoing which may be outstanding at anytime, without the prior written consent of at least 50% of the Subscribers except for the current private placement for up to $1,500,000 as more fully described on Schedule 12(b). For so long as the Notes are outstanding, the Company will not enter into any equity line of credit or similar agreement, nor issue nor agree to issue any floating or variable priced equity linked instruments nor any of the foregoing or equity with price reset rights..

(c)     Favored Nations Provision. Other than in connection with the Excepted Issuances, if at any time Notes or Warrants are outstanding the Company shall offer, issue or agree to issue any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price in respect of the Shares, or if less than the Warrant exercise price in respect of the Warrant Shares, without the consent of each Subscriber holding Notes, Shares, Warrants, or Warrant Shares, then the Company shall issue, for each such occasion, additional shares of Common Stock to each Subscriber so that the average per share purchase price of the shares of Common Stock issued to the Subscriber (of only the Common Stock or Warrant Shares still owned by the Subscriber) is equal to such other lower price per share and the Conversion Price and Warrant exercise price shall automatically be adjusted as provided in the Notes and the Warrants. The average Purchase Price of the Shares and average exercise price in relation to the Warrant Shares shall be calculated separately for the Shares and Warrant Shares. The foregoing calculation and issuance shall be made separately for Shares received upon conversion and separately for Warrant Shares. The delivery to the Subscriber of the additional shares of Common Stock shall be not later than the closing date of the transaction giving rise to the requirement to issue additional shares of Common Stock. The Subscriber is granted the registration rights described in Section 11 hereof in relation to such additional shares of Common Stock except that the Filing Date and Effective Date vis-à-vis such additional common shares shall be, respectively, the thirtieth (30th) and one hundred twentieth (120th) date after the closing date giving rise to the requirement to issue the additional shares of Common Stock. For purposes of the issuance and adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the sooner of the written agreement to or actual issuance of such convertible security, warrant, right or option and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Conversion Price or Warrant exercise price in effect upon such issuance. The rights of the Subscriber set forth in this Section 12 are in addition to any other rights the Subscriber has pursuant to this Agreement, the Note, any Transaction Document, and any other agreement referred to or entered into in connection herewith.

(d)     Paid In Kind. The Subscriber may demand that some or all of the sums payable to the Subscriber pursuant to Sections 7.1(c), 7.2, 7.5, 11.4, 11.7(c), 11.7(d) and 11.7(e) that are not paid within ten business days of the required payment date be paid in shares of Common Stock valued at the Conversion Price in effect at the time Subscriber makes such demand or, at the Subscriber's election, at such other valuation described in the Transaction Documents. In addition to any other rights granted to the Subscriber herein, the Subscriber is also granted the registration rights set forth in Section 11.1(ii) hereof in relation to the aforedescribed shares of Common Stock.

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(e)     Maximum Exercise of Rights. In the event the exercise of the rights described in Sections 12(a), 12(b), 12(c) and 12(d) would result in the issuance of an amount of Common Stock of the Company that would exceed the maximum amount that may be issued to a Subscriber calculated in the manner described in Section 7.3 of this Agreement, then the issuance of such additional shares of Common Stock of the Company to such Subscriber will be deferred in whole or in part until such time as such Subscriber is able to beneficially own such Common Stock without exceeding the maximum amount set forth calculated in the manner described in Section 7.3 of this Agreement. The determination of when such Common Stock may be issued shall be made by each Subscriber as to only such Subscriber.

13.     Miscellaneous.

(a)     Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, facsimile or e-mail address (provided such party has provided his e-mail address), addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, or by e-mail (if permitted herein) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) three business days after deposited in the mail if delivered pursuant to subsection (ii) above. The addresses for such communications shall be: (i) if to the Company, to: BioElectronics Corporation, 401 Rosemont Avenue, Rosenstock Hall, Third Floor, Frederick, MD 21701, Attn: Andrew J. Whelan, President, telecopier: (301) 874-0329, with a copy by telecopier only to: Pryor Cashman Sherman & Flynn, LLP, 410 Park Avenue, New York, NY 10022, Attn: Eric M. Hellige, Esq., telecopier: (212) 326-0806, and (ii) if to the Subscriber, to: the one or more addresses and telecopier numbers indicated on the signature pages hereto, with an additional copy by telecopier only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575, and (iii) if to the Broker, to: the address and telecopier number set forth on Schedule 8 hereto.

(b)     Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

(c)     Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(d)     Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement

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shall be brought only in the civil or state courts of New York or in the federal courts located in New York County. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(e)     Specific Enforcement, Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to one or more preliminary and final injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 13(d) hereof, each of the Company, Subscriber and any signator hereto in his personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f)     Damages. In the event the Subscriber is entitled to receive any liquidated damages pursuant to the Transactions Documents, the Subscriber may elect to receive the greater of actual damages or such liquidated damages.

(g)     Independent Nature of Subscribers. The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto (including, but not limited to, the (i) inclusion of a Subscriber in the Registration Statement and (ii) review by, and consent to, such Registration Statement by a Subscriber) shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates

27

a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

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SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (A)

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

BIOELECTRONICS CORPORATION
a Maryland corporation

By: /s/ Andrew J. Whelan
Name: Andrew J. Whelan
Title: President

Dated: December 8, 2005

SUBSCRIBER	INITIAL CLOSING	SECOND CLOSING
	NOTE PRINCIPAL	NOTE PRINCIPAL
ALPHA CAPITAL AKTIENGESELLSCHAFT	$400,000.00	$133,334.00
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 011-42-32323196

/s/ Konrad Ackerman
(Signature)
By: Konrad Ackerman

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (B)

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

BIOELECTRONICS CORPORATION
a Maryland corporation

By: /s/ Andrew J. Whelan
Name: Andrew J. Whelan
Title: President

Dated: December 8, 2005

SUBSCRIBER	INITIAL CLOSING	SECOND CLOSING
	NOTE PRINCIPAL	NOTE PRINCIPAL
WHALEHAVEN CAPITAL FUND LIMITED	$250,000.00	$83,333.00
3rd Floor, 14 Par-Laville Road
Hamilton, Bermuda HM08
Fax: (441) 292-1373

/s/ Evan Schemenauer
(Signature)
By: Evan Schemenauer, Director

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (C)

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

BIOELECTRONICS CORPORATION
a Maryland corporation

By: /s/ Andrew J. Whelan
Name: Andrew J. Whelan
Title: President

Dated: December 8, 2005

SUBSCRIBER	INITIAL CLOSING	SECOND CLOSING
	NOTE PRINCIPAL	NOTE PRINCIPAL
HARBORVIEW MASTER FUND LP	$100,000.00	$33,333.00
850 Third Avenue, Suite 1801
New York, NY 10022
Fax: (646) 218-1401

/s/
(Signature)
By: Navigator Mangement Ltd.
Title: Authorized Signatory

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Note

Exhibit B	Form of Warrant

Exhibit C	Escrow Agreement

Exhibit D	Form of Security Agreement

Exhibit E	Form of Collateral Agent Agreement

Exhibit F	Form of Legal Opinion

Exhibit G	Form of Form 8-K or Public Announcement

Exhibit H	Form of Limited Standstill Agreement

Schedule 1(b)	Financial Statements

Schedule 5(d)	Additional Issuances / Capitalization

Schedule 5(q)	Undisclosed Liabilities

Schedule 8	Broker

Schedule 9(e)	Use of Proceeds

Schedule 9.1(q)	Limited Standstill Providers

Schedule 12(b)	Buckman, Buchman & Reid Private Placement

EXHIBIT A

FORM OF NOTE

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BIOELECTRONICS CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

Principal Amount: $	Issue Date: December , 2005

SECURED CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, BIOELECTRONICS CORPORATION, a Maryland corporation (hereinafter called "Borrower"), hereby promises to pay to ALPHA CAPITAL AKTIENGESELLSCHAFT, Pradafant 7, 9490 Furstentums, Vaduz, Lichtenstein, Fax: 011-42-32323196, (the "Holder") or its registered assigns or successors in interest or order, without demand, the sum of [__________________________________] Dollars ($___________) ("Principal Amount"), on December ____, 2007 (the "Maturity Date"), if not sooner paid.

This Note has been entered into pursuant to the terms of a subscription agreement between the Borrower, the Holder and certain other holders (the "Other Holders") of convertible promissory notes (the "Other Notes"), dated of even date herewith (the "Subscription Agreement"), and shall be governed by the terms of such Subscription Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement. The following terms shall apply to this Note:

ARTICLE I

INTEREST; AMORTIZATION

1.1.     Interest Rate. Subject to Section 5.7 hereof, interest payable on this Note shall accrue at a rate per annum (the "Interest Rate") of eight percent (8%). Interest on the Principal Amount shall accrue from the date of this Note and shall be payable commencing six months from the date of this Note and monthly thereafter and on the Maturity Date, whether by acceleration or otherwise.

1.2.     Minimum Monthly Principal Payments. Amortizing payments of the outstanding Principal Amount of this Note shall commence on the nine month anniversary date of this Note and on the same day of each month thereafter (each a "Repayment Date") until the Principal Amount has been repaid in full, whether by the payment of cash or by the conversion of such Principal Amount and interest into Common Stock pursuant to the terms hereof. Subject to Section 2.1 and Article 3 below, on each Repayment Date, the Borrower shall make payments to the Holder in an amount equal to one-sixteenth of the initial Principal Amount, and any other amounts which are then owing under this Note that have not been paid (collectively, the "Monthly Amount"). Amounts of conversions of Principal Amount made by the Holder or Borrower pursuant to Section 2.1 or Article III and amounts redeemed pursuant to Section 2.3 of this Note shall be applied first against outstanding fees and damages, then to Monthly Amounts commencing with the Monthly Amount first payable and then Monthly Amounts thereafter in chronological order. Any Principal Amount and any other sum arising under this Note and the Subscription Agreement that remains outstanding on the Maturity Date shall be due and payable on the Maturity Date.

1.3.     Default Interest Rate. Following the occurrence and during the continuance of an Event of Default (as defined in Article IV), which, if susceptible to cure is not cured within twenty (20) days, otherwise then from the first date of such occurrence, the annual interest rate on this Note shall (subject to Section 5.7) be fifteen percent (15%). Such interest shall be due and payable on the Maturity Date, accelerated or otherwise.

ARTICLE II

CONVERSION REPAYMENT

2.1.     Payment of Monthly Amount in Cash or Common Stock. Subject to Section 3.2 hereof, the Borrower shall pay the Monthly Amount, at the Borrower's election, in either of the following manners: (i) in cash within three (3) business days after the applicable Repayment Date, or (ii) in registered Common Stock at an applied conversion rate equal to the lesser of (A) the Fixed Conversion Price (as defined in section 3.1 hereof), or (B) eighty-five percent (85%) of the VWAP (as defined below) as reported by Bloomberg L.P. for the Principal Market for the ten trading days preceding such Repayment Date. Unless waived by the Holder, the Borrower may not elect to pay a Monthly Amount due on a Repayment Date in Common Stock in an amount of shares of Common Stock which would exceed in the aggregate for all Holders of Notes similar to this Note, twenty-five percent (25%) of the aggregate daily trading volume for the seven trading days preceding the Repayment Date as reported by Bloomberg L.P. for the Principal Market multiplied by the VWAP for such seven day period. Amounts paid with shares of Common Stock must be delivered to the Holder not later than three (3) business days after the applicable Repayment Date. The Borrower must send notice to the Holder by confirmed telecopier not later than 6:00 PM, New York City time on the fifth trading day preceding a Repayment Date notifying Holder of Borrower's election to pay the Monthly Redemption Amount in cash or Common Stock. Elections by the Borrower must be made to all Other Holders in proportion to the relative Note principal held by the Holder and the Other Holders. If such notice is not timely sent or if the Monthly Redemption Amount is not timely delivered, then Holder shall have the right, instead of the Company, to elect at any time after the applicable Repayment Date whether to be paid in cash or Common Stock. Such Holder's election shall not be construed to be a waiver of any default by Borrower relating to non-timely compliance by Borrower with any of its obligations under this Note. "VWAP" shall mean the sum of the dollars traded for every purchase and sale of the Common Stock on the Principal Market (determined as the price per share of Common Stock at which such purchase and sale occurred multiplied by the number of shares of Common Stock so purchased and sold) divided by the total shares of Common Stock traded during the period.

2.2.     No Effective Registration. Notwithstanding anything to the contrary herein, no amount payable hereunder may be paid in shares of Common Stock by the Borrower without the Holder's consent unless (a) either (i) an effective current Registration Statement covering the shares of Common Stock to be issued in satisfaction of such obligations exists, or (ii) an exemption from registration of the resale of shares of Common Stock to be issued in satisfaction of such obligations is available pursuant to Rule 144(k) of the 1933 Act, (b) no Event of Default hereunder (or an event that with the passage of time or the giving of notice could become an Event of Default), has occurred or is otherwise waived in writing by the Holder in whole or in part at the Holder's option, and (c) the Principal Market is either the OTC Bulletin Board, American Stock Exchange, Nasdaq SmallCap Market, Nasdaq National Market, or New York Stock Exchange ("Listing Condition") from and after thirty (30) days prior to a Repayment Date.

2.3.     Mandatory Conversion. Provided an Event of Default (or an event that with the passage of time or the giving of notice could become an Event of Default) has not occurred, then commencing after the date the Registration Statement described in Section 11.1(iv) of the Subscription Agreement has been declared effective ("Actual Effective Date"), the Borrower will have the option by written notice to the Holder ("Notice of Mandatory Conversion") of compelling the Holder to convert the outstanding and unpaid principal of this Note into Common Stock at the Fixed Conversion Price then in affect ("Mandatory Conversion"). The Notice of Mandatory Conversion may only be given within three (3) business days following a consecutive ten (10) day trading period ("Lookback Period") during which the closing bid price for the Borrower's Common Stock as reported by Bloomberg, LP for the OTC Bulletin Board, American Stock Exchange or Nasdaq SmallCap Market is more than $1.00 each day during the Lookback Period. The date the Notice of Mandatory Conversion is given is the "Mandatory Conversion Date." The Notice of Mandatory Conversion shall specify the aggregate principal amount of the Note which is subject to Mandatory Conversion. Mandatory Conversion Notices must be given proportionately to all Holders of Notes who received Notes similar in terms and tenure as this Note. The maximum aggregate amount for all Notices of Mandatory Conversion that may be given for each Mandatory Conversion Date may not exceed 25% of the daily trading volume for the seven (7) trading days preceding the Mandatory Conversion Date multiplied by the VWAP as reported by Bloomberg L.P. for the OTC Bulletin Board, American Stock Exchange or Nasdaq SmallCap Market for such seven day trading period. A Notice of Mandatory Conversion may not be given unless the Registration Statement (as defined in the Subscription Agreement) has been effective for the unrestricted public resale of the Registrable Securities (as defined in the Subscription Agreement) each day during the Lookback Period. The Borrower shall reduce the amount of Note principal subject to a Notice of Mandatory Conversion by the amount of Note Principal for which the Holder had delivered a Notice of Conversion to the Borrower during the twenty (20) trading days preceding the Mandatory Conversion Date. The amount of Note principal included in a Mandatory Redemption Notice shall be further reduced to an amount that would not cause the Holder to exceed the limitation described in Section 3.2 of this Note. A further Mandatory Conversion Notice may not be given until thirty (30) trading days have elapsed from the preceding Mandatory Conversion Date. Each Mandatory Conversion Date shall be a deemed Conversion Date and the Borrower will be required to deliver the Common Stock issuable pursuant to a Mandatory Conversion Notice in the same manner and time period as described in Section 2.1 above.

ARTICLE III

CONVERSION RIGHTS

3.1.   Holder's Conversion Rights. Subject to Section 3.2, the Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with interest and fees due hereon, and any sum arising under the Subscription Agreement, and the Transaction Documents, including but not limited to Liquidated Damages, into shares of Common Stock, subject to the terms and conditions set forth in this Article III, at the rate of $0.25 per share of Common Stock ("Fixed Conversion Price"), as the same may be adjusted pursuant to this Note and the Subscription Agreement. The Holder may exercise such right by delivery to the Borrower of a written Notice of Conversion pursuant to Section 3.3.

3.2.   Conversion Limitation. The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate conversions of only 4.99% and aggregate conversion by the Holder may exceed 4.99%. The Holder shall have the authority and obligation to determine whether the restriction contained in this Section 3.2 will limit any conversion hereunder and to the extent that the

Holder determines that the limitation contained in this Section applies, the determination of which portion of the Notes are convertible shall be the responsibility and obligation of the Holder. The Holder may waive the conversion limitation described in this Section 3.2, in whole or in part, upon and effective after 61 days prior written notice to the Borrower. The Holder may decide whether to convert a Note or exercise Warrants to achieve an actual 4.99% ownership position.

3.3.   Mechanics of Holder's Conversion.

(a)     In the event that the Holder elects to convert any amounts outstanding under this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (a "Notice of Conversion") to the Borrower, which Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and amounts being converted. The original Note is not required to be surrendered to the Borrower until all sums due under the Note have been paid. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records. Each date on which a Notice of Conversion is delivered or telecopied to the Borrower in accordance with the provisions hereof shall be deemed a "Conversion Date." A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A.

(b)     Pursuant to the terms of a Notice of Conversion, the Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel (if so required by the Borrower's transfer agent), and, except as otherwise provided below, shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder's designated broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days after receipt by the Borrower of the Notice of Conversion (the "Delivery Date"). In the case of the exercise of the conversion rights set forth herein, the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the beneficial holder of such shares of Common Stock, or, in the case that Borrower delivers physical certificates as set forth below, the record holder of such shares of Common Stock, unless the Holder provides the Borrower written instructions to the contrary. Notwithstanding the foregoing to the contrary, the Borrower or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on the Holder's behalf via DWAC (or certificates free of restrictive legends) if the registration statement providing for the resale of the shares of Common Stock issuable upon the conversion of this Note is effective and the Holder has complied with all applicable securities laws in connection with the sale of the Common Stock, including, without limitation, the prospectus delivery requirements and has provided representations accordingly. In the event that Conversion Shares cannot be delivered to the Holder via DWAC, the Borrower shall deliver physical certificates representing the Conversion Shares by the Delivery Date to an address designated by Holder in the U.S.

3.4.    Conversion Mechanics.

(a)     The number of shares of Common Stock to be issued upon each conversion of this Note pursuant to this Article III shall be determined by dividing that portion of the Principal Amount and interest and fees to be converted, if any, by the then applicable Fixed Conversion Price.

(b)     The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A.     Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion right immediately prior to such consolidation, merger, sale, or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale, or conveyance.

B.     Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion hereof and accrued interest hereon, shall thereafter be deemed to evidence the right to convert into an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C.     Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

D.     Share Issuance. So long as this Note is outstanding, if the Borrower shall issue any Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement), prior to the complete conversion or payment of this Note, for a consideration less than the Fixed Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issuance, the Fixed Conversion Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security or debt instrument of the Borrower carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Fixed Conversion Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price. The reduction of the Fixed Conversion Price described in this paragraph is in addition to the other rights of the Holder described in the Subscription Agreement.

(c)     Whenever the Conversion Price is adjusted pursuant to Section 3.4(b) above, the Borrower shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

3.5.  Reservation. During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock not less than one hundred seventy-five percent (175%) of the number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

3.6    Issuance of Replacement Note. Upon any partial conversion of this Note, a replacement Note containing the same date and provisions of this Note shall, at the written request of the Holder, be issued by the Borrower to the Holder for the outstanding Principal Amount of this Note and accrued interest which shall not have been converted or paid, provided Holder has surrendered an original Note to the Borrower. In the event that the Holder elects not to surrender a Note for reissuance upon partial payment or conversion, the Holder hereby indemnifies the Borrower against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note, and the Borrower is hereby expressly authorized to offset any such amounts mutually agreed upon by Borrower and Holder or pursuant to a judgment in Borrower's favor against amounts then due under the Note.

ARTICLE IV

EVENTS OF DEFAULT

The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

4.1    Failure to Pay Principal or Interest. The Borrower fails to pay any installment of Principal Amount, interest or other sum due under this Note or any Transaction Document when due and such failure continues for a period of 5 business days after the due date.

4.2    Breach of Covenant. The Borrower breaches any material covenant or other term or condition of the Subscription Agreement, this Note or Transaction Document in any material respect and such breach, if subject to cure, continues for a period of 15 business days after written notice to the Borrower from the Holder.

4.3    Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Subscription Agreement, Transaction Document or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect as of the date made and the Closing Date.

4.4    Receiver or Trustee. The Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for them or for a substantial part of their property or business; or such a receiver or trustee shall otherwise be appointed.

4.5    Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any subsidiary of Borrower or any of their property or other assets for more than $100,000, and shall remain unvacated, unbonded, unappealed, unsatisfied, or unstayed for a period of 45 days.

4.6    Non-Payment. The Borrower shall have received a notice of default, which remains uncured for a period of more than 30 business days beyond any applicable grace period, on the payment of any one or more debts or obligations aggregating in excess of $100,000;

4.7    Bankruptcy. Bankruptcy, insolvency, reorganization, or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of Borrower and if instituted against them are not dismissed within 45 days of initiation.

4.8    Delisting. Failure of the Common Stock to be quoted or listed on the OTC Bulletin Board ("Bulletin Board") or other Principal for a period of seven consecutive trading days commencing seven days after the Actual Effective Date.

4.9    Stop Trade. An SEC or judicial stop trade order or Principal Market trading suspension with respect to Borrower's Common Stock that lasts for five or more consecutive trading days.

4.10    Failure to Deliver Common Stock or Replacement Note. Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note or the Subscription Agreement, and, if requested by Borrower, a replacement Note, and such failure continues for a period of 20 business days after the due date.

4.11    Non-Registration Event. The occurrence of a Non-Registration Event as described in the Subscription Agreement.

4.12    Reverse Splits. The Borrower effectuates a reverse split of its Common Stock without twenty days prior written notice to the Holder.

4.13    Cross Default. A default by the Borrower of a material term, covenant, warranty or undertaking of any Transaction Document or other agreement to which the Borrower and Holder are parties, or the occurrence of a material event of default under any such other agreement which is not cured after any required notice and/or cure period.

ARTICLE V

SECURITY INTEREST

5.        Security Interest/Waiver of Automatic Stay. This Note is secured by a security interest granted to the Collateral Agent for the benefit of the Holder pursuant to a Security Agreement, as delivered by Borrower to Holder. The Borrower acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Borrower, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Transaction Documents and any other agreement to which the Borrower and Holder are parties (collectively, "Loan Documents") and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. THE BORROWER EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. The Borrower hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Borrower and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Borrower represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Holder would not agree to the terms of the Loan Documents if this waiver were not a part of this Note. The Borrower further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Borrower has been represented (or has had the opportunity to he represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel selected by the Borrower and that the Borrower has discussed this waiver with counsel.

ARTICLE VI

MISCELLANEOUS

6.1    Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

6.2    Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: BioElectronics Corporation, 401 Rosemont Avenue, Rosenstock Hall, Third Floor, Frederick, MD 21701, Attn: Andrew J. Whelan, President, telecopier: (301) 874-0329, with a copy by telecopier only to: Pryor Cashman Sherman & Flynn, LLP, 410 Park Avenue, New York, NY 10022, Attn: Eric M. Hellige, Esq., telecopier: (212) 326-0806, and (ii) if to the Holder, to the name, address and telecopy number set forth on the front page of this Note, with a copy by telecopier only to Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

6.3   Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

6.4    Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

6.5    Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

6.6    Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder.

6.7    Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

6.8.    Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

6.9     Redemption. This Note may not be redeemed or called without the consent of the Holder except as described in this Note or the Subscription Agreement.

6.10   Shareholder Status. The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note. However, the Holder will have the rights of a shareholder of the Borrower with respect to the Shares of Common Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the ____ day of December, 2005.

BIOELECTRONICS CORPORATION

By:
Name:
Title:

Witness:

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by BioElectronics Corporation on December ____, 2005 into Shares of Common Stock of BioElectronics Corporation (the "Borrower") according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:____________________________________________________________________

Conversion Price:______________________________________________________________________

Number of Shares of Common Stock Beneficially Owned on the Conversion Date: Less than 5% of the outstanding Common Stock of BioElectronics Corporation

Shares To Be Delivered:_________________________________________________________________

Signature:____________________________________________________________________________

Print Name:__________________________________________________________________________

Address:_____________________________________________________________________________

____________________________________________________________________________

EXHIBIT B

FORM OF WARRANT

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BIOELECTRONICS CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase ________ shares of Common Stock of BioElectronics Corporation (subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

No. 2005-A-001	Issue Date: December , 2005

BIOELECTRONICS CORPORATION, a corporation organized under the laws of the State of Maryland (the "Company"), hereby certifies that, for value received, __________________________________, ___________________________, Fax: _______________ or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the fifth (5th) anniversary of the Issue Date (the "Expiration Date"), up to ________ fully paid and nonassessable shares of Common Stock at a per share purchase price of $_____ [120% of the closing bid price on the Closing Date as reported by Bloomberg L.P. for the last trading day preceding the Closing Date, which price shall not exceed $0.50]. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price." The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the "Subscription Agreement"), dated December ____, 2005, entered into by the Company and Holders of the Warrants.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)     The term "Company" shall include BioElectronics Corporation and any corporation which shall succeed or assume the obligations of BioElectronics Corporation hereunder.

(b)     The term "Common Stock" includes (a) the Company's Common Stock, $0.001 par value per share, as authorized on the date of the Subscription Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c)     The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 or otherwise.

(d)     The term "Warrant Shares" shall mean the Common Stock issuable upon exercise of this Warrant.

1.       Exercise of Warrant.

1.1.     Number of Shares Issuable upon Exercise. From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

1.2.     Full Exercise. This Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the "Subscription Form") duly executed by such Holder and surrender of the original Warrant within four (4) days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter), accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

1.3.     Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of remaining shares of Common Stock for which such Warrant may still be exercised.

1.4.     Fair Market Value. Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

(a)     If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ"), National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, LLC, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

(b)     If the Company's Common Stock is not traded on an exchange or on the NASDAQ National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, Inc., but is traded in the over-the-counter market, then the average of the closing bid and ask prices reported for the last business day immediately preceding the Determination Date;

(c)     Except as provided in clause (d) below, if the Company's Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

(d)     If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

1.5.     Company Acknowledgment. The Company will, at the time of the exercise of this Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

1.6.     Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the Holder of the Warrants pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

1.7     Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

2.     Cashless Exercise.

(a)     Payment upon exercise of this Warrant may be made at the option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by cashless exercise in accordance with Section (b) below or (iii) by a combination of any of the foregoing methods, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

(b)     If the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

X=	Y (A-B)
A

Where X=	the number of shares of Common Stock to be issued to the Holder

Y=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A=	the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation)

B=	Purchase Price (as adjusted to the date of such calculation)

1.     For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.

3.     Adjustment for Reorganization, Consolidation, Merger, etc.

3.1.     Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

3.2.     Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Warrants after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company (a "Trustee") having its principal office in New York, NY, as trustee for the Holder of the Warrants.

3.3.     Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by Section 3.2.

3.4     Share Issuance. Until the Expiration Date, if the Company shall issue any Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement), prior to the complete exercise of this Warrant for a consideration less than the Purchase Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Purchase Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Purchase Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Purchase Price in effect upon such issuance. The reduction of the Purchase Price described in this Section 3.4 is in addition to the other rights of the Holder described in the Subscription Agreement.

4.     Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

5.     Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 11 hereof).

6.     Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant. This Warrant entitles the Holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Common Stock.

7.     Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor"). On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company at its expense, twice only, but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor. No such transfers shall result in a public distribution of the Warrant.

8.     Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9.     Registration Rights. The Holder of this Warrant has been granted certain registration rights by the Company. These registration rights are set forth in the Subscription Agreement.

10.     Maximum Exercise. The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%. The restriction described in this paragraph may be waived, in whole or in part, upon sixty-one (61) days prior notice from the Holder to the Company. The Holder may decide whether to convert a Note or exercise this Warrant to achieve an actual 4.99% ownership position.

11.     Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent (a "Warrant Agent") for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

12.     Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

13.     Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) three business days after deposited in the mail if delivered pursuant to subsection (ii) above. The addresses for such communications shall be: (i) if to the Company to: BioElectronics Corporation, 401 Rosemont Avenue, Rosenstock Hall, Third Floor, Frederick, MD 21701, Attn: Andrew J. Whelan, President, telecopier: (301) 874-0329, with a copy by telecopier only to: Pryor Cashman Sherman & Flynn, LLP, 410 Park Avenue, New York, NY 10022, Attn: Eric M. Hellige, Esq., telecopier: (212) 326-0806, and (ii) if to the Holder, to the addresses and telecopier number set forth in the first paragraph of this Warrant, with an additional copy by telecopier only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

14.     Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of New York. Any dispute relating to this Warrant shall be adjudicated in New York County in the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

BIOELECTRONICS CORPORATION

By:
Name:
Title:
Witness:

Exhibit A

FORM OF SUBSCRIPTION
(to be signed only on exercise of Warrant)

TO:   BIOELECTRONICS CORPORATION

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___ ________ shares of the Common Stock covered by such Warrant; or

___ the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes): ___ $__________ in lawful money of the United States; and/or

___ the cancellation of the Warrant to the extent necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to _____________________________________________________ whose address is ____________________________________________________________________________________ ____________________________________________________________________________________ __ Number of Shares of Common Stock Beneficially Owned on the date of exercise: Less than five percent (5%) of the outstanding Common Stock of BioElectronics Corporation

The undersigned represents and warrants that the representations and warranties in Section 4 of the Subscription Agreement (as defined in this Warrant) are true and accurate with respect to the undersigned on the date hereof.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

 Dated:___________________

(Signature must conform to name of holder as
specified on the face of the Warrant)

(Address)

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of BIOELECTRONICS CORPORATION to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of BIOELECTRONICS CORPORATION with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated:_________,______	_______________________
(Signature must conform to name of holder as specified
on the face of the warrant)

Signed in the presence of:

_______________________	_______________________
(Name)	_______________________
(address)

ACCEPTED AND AGREED:	_______________________
[TRANSFEREE]	_______________________
(address)

_______________________
(Name)

EXHIBIT C

FORM OF ESCROW AGREEMENT

FUNDS ESCROW AGREEMENT

This Agreement is dated as of the ____ day of December, 2005 among BioElectronics Corporation, a Maryland corporation (the "Company"), the parties identified on Schedule A hereto (each a "Subscriber", and collectively "Subscribers"), and Grushko & Mittman, P.C. (the "Escrow Agent"):

W I T N E S S E T H:

WHEREAS, the Company and Subscribers have entered into a Subscription Agreement calling for the sale by the Company to the Subscriber of secured Promissory Notes and Warrants for an aggregate purchase price of up to $1,000,000; and

WHEREAS, the parties hereto require the Company to deliver the Notes and Warrants against payment therefor, with such Notes, Warrants and the Escrowed Funds to be delivered to the Escrow Agent to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

NOW THEREFORE, the parties agree as follows:

ARTICLE I

INTERPRETATION

1.1.    Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Subscription Agreement shall have the meanings given to such terms in the Subscription Agreement. Whenever used in this Agreement, the following terms shall have the following respective meanings:

(a)     "Agreement" means this Agreement and all amendments made hereto and thereto by written agreement between the parties;

(b)     "Broker" shall mean the entity identified on Schedule 8 to the Subscription Agreement;

(c)     "Broker's Fee" shall have the meaning set forth in Section 8(a) of the Subscription Agreement;

(d)     "Collateral Agent Agreement" shall have the meaning set forth in Section 3 of the Subscription Agreement;

(e)     "Escrowed Payment" means an aggregate cash payment of up to $1,000,000 which is, collectively, the Initial Closing Purchase Price and Second Closing Purchase Price;

(f)     "Initial Closing Date" shall have the meaning set forth in Section 1(a) of the Subscription Agreement;

(g)     "Initial Closing Legal Opinion" means the original signed legal opinion referred to in Section 6 of the Subscription Agreement;

(h)     "Initial Closing Notes" shall have the meaning set forth in Section 1(a) of the Subscription Agreement;

(i)     "Initial Closing Purchase Price" shall mean up to $750,000;

(j)     "Initial Closing Warrants" shall have the meaning set forth in Section 1(a) of the Subscription Agreement;

(kl)     "Legal Fees" shall have the meaning set forth in Section 8(b) of the Subscription Agreement;

(l)     "Second Closing Certificate" shall have the meaning set forth in Section 1(d) of the Subscription Agreement;

(m)     "Second Closing Date" shall have the meaning set forth in Section 1(b) of the Subscription Agreement;

(n)     "Second Closing Legal Opinion" shall have the meaning set forth in Section 1(d) of the Subscription Agreement;

(o)     "Second Closing Notes" shall have the meaning set forth in Section 1(b) of the Subscription Agreement;

(p)     "Second Closing Purchase Price" shall mean up to $250,000;

(q)     "Second Closing Warrants" shall have the meaning set forth in Section 1(b) of the Subscription Agreement;

(r)     "Security Agreement" shall have the meaning set forth in Section 3 of the Subscription Agreement and shall refer to the Security Agreements to be executed by the Company and include the certificates evidencing ownership of the Subsidiaries as described on Annex 1 to the Security Agreement;

(s)     "Subscription Agreement" means the Subscription Agreement (and the exhibits thereto) entered into or to be entered into by the parties in reference to the sale and purchase of the Initial Closing Notes, Second Closing Notes, and Warrants;

(t)     "Warrants" " shall have the meaning set forth in the recitals of the Subscription Agreement;

(u)     Collectively, the executed Subscription Agreement, Initial Closing Notes, Initial Closing Warrants, Initial Closing Legal Opinion, Second Closing Notes, Second Closing Warrants, Second Closing Legal Opinion, Second Closing Certificates, Security Agreement, and Collateral Agent Agreement, and Broker's Fee are referred to as "Company Documents"; and

(v)     Collectively, the Escrowed Payment and the executed Subscription Agreement are referred to as "Subscriber Documents".

1.2.    Entire Agreement. This Agreement along with the Company Documents and the Subscriber Documents constitute the entire agreement between the parties hereto pertaining to the Company Documents and Subscriber Documents and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement, the Company Documents and the Subscriber Documents.

1.3  . Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

1.4.   Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

1.5.   Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.6.   Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

1.7.   Specific Enforcement, Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injuction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 1.6 hereof, each of the Company and Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

ARTICLE II

DELIVERIES TO THE ESCROW AGENT

2.1.   Initial Closing Company Deliveries. On or about the date hereof, the Company shall deliver to the Escrow Agent the executed Subscription Agreement, the Initial Closing Notes, Initial Closing Warrants, Initial Closing Legal Opinion, Security Agreement, and Collateral Agent Agreement (collectively, the "Initial Closing Company Documents").

2.2.   Second Closing Company Deliveries. On or prior to the Second Closing Date the Company will deliver to the Escrow Agent the Second Closing Notes, Second Closing Warrants, Second Closing Certificate, and Second Closing Legal Opinion (collectively, the "Second Closing Company Documents").

2.3.   Subscriber Deliveries. On or before the Initial Closing Date, each Subscriber shall deliver to the Escrow Agent such Subscriber's portion of the Initial Closing Purchase Price and the executed Subscription Agreement. On or before the Second Closing Date, each Subscriber will deliver such Subscriber's portion of the Second Closing Purchase Price to the Escrow Agent. The Escrowed Payment will be delivered pursuant to the following wire transfer instructions:

[Omitted]

2.4.   Intention to Create Escrow Over Company Documents and Subscriber Documents. The Subscriber and Company intend that the Company Documents and Subscriber Documents shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

2.5.   Escrow Agent to Deliver Company Documents and Subscriber Documents. The Escrow Agent shall hold and release the Company Documents and Subscriber Documents only in accordance with the terms and conditions of this Agreement.

ARTICLE III

RELEASE OF COMPANY DOCUMENTS AND SUBSCRIBER DOCUMENTS

3.1.    Release of Escrow. Subject to the provisions of Section 4.2, the Escrow Agent shall release the Company Documents and Subscriber Documents as follows:

(a)     On the Initial Closing Date, the Escrow Agent will simultaneously release the Initial Closing Company Documents to the Subscriber and release the Subscription Agreement and the Initial Closing Purchase Price to the Company except that (i) the Broker's Fee in connection with the Initial Closing will be released to the Broker; (ii) the Legal Fees (less any amounts paid prior to the Initial Closing Date) in connection with the Initial Closing will be released to the Subscriber's attorneys; and (iii) the original Security Agreement, and Collateral Agent Agreement will be released to the Collateral Agent.

(b)     On the Second Closing Date, the Escrow Agent will simultaneously release the Second Closing Company Documents to the Subscriber and release the Second Closing Purchase Price to the Company except that the Broker's Fee in connection with the Second Closing will be released to the Broker.

(c)     All funds to be delivered to the Company shall be delivered pursuant to the wire instructions to be provided in writing by the Company to the Escrow Agent.

(d)     Notwithstanding the above, upon receipt by the Escrow Agent of joint written instructions ("Joint Instructions") signed by the Company and the Subscriber, it shall deliver the Company Documents and Subscriber Documents in accordance with the terms of the Joint Instructions.

(e)     Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order"), the Escrow Agent shall deliver the Company Documents and Subscriber Documents in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

3.2.     Acknowledgement of Company and Subscriber; Disputes. The Company and the Subscriber acknowledge that the only terms and conditions upon which the Company Documents and Subscriber Documents are to be released are set forth in Sections 3 and 4 of this Agreement. The Company and the Subscriber reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Company Documents and Subscriber Documents. Any dispute with respect to the release of the Company Documents and Subscriber Documents shall be resolved pursuant to Section 4.2 or by agreement between the Company and Subscriber.

ARTICLE IV

CONCERNING THE ESCROW AGENT

4.1.    Duties and Responsibilities of the Escrow Agent. The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

(a)     The Subscriber and Company acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Subscriber or Company is entitled to receipt of the Company Documents and Subscriber Documents pursuant to, any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(b)     The Subscriber and Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Subscriber and Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the reasonable fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Subscriber and Company under this Agreement and to no other person.

(c)     The Subscriber and Company jointly and severally agree to reimburse the Escrow Agent for reasonable outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

(d)     The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Subscriber and the Company. Prior to the effective date of the resignation as specified in such notice, the Subscriber and Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Company Documents and Subscriber Documents to a substitute Escrow Agent selected by the Subscriber and Company. If no successor Escrow Agent is named by the Subscriber and Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Company Documents and Subscriber Documents with the clerk of any such court.

(e)     The Escrow Agent does not have and will not have any interest in the Company Documents and Subscriber Documents, but is serving only as escrow agent, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

(f)     This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(g)     The Escrow Agent shall be permitted to act as counsel for the Subscriber in any dispute as to the disposition of the Company Documents and Subscriber Documents, in any other dispute between the Subscriber and Company, whether or not the Escrow Agent is then holding the Company Documents and Subscriber Documents and continues to act as the Escrow Agent hereunder.

(h)     The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

4.2.   Dispute Resolution: Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

(a)     If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Company Documents and Subscriber Documents, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Company Documents and Subscriber Documents pending receipt of a Joint Instruction from the Subscriber and Company, or (ii) deposit the Company Documents and Subscriber Documents with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Subscriber and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Company Documents and Subscriber Documents. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

(b)     The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Subscriber and Company or to any other person, firm, corporation or entity by reason of such compliance.

ARTICLE V

GENERAL MATTERS

5.1.   Termination. This escrow shall terminate upon the release of all of the Company Documents and Subscriber Documents or at any time upon the agreement in writing of the Subscriber and Company.

5.2. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(a)     If to the Company, to:

BioElectronics Corporation
401 Rosemont Avenue
Rosenstock Hall, Third Floor
Frederick, MD 21701
Attn: Andrew J. Whelan, President
Fax: (301) 874-0329

         With a copy by telecopier only to:

Pryor Cashman Sherman & Flynn, LLP
410 Park Avenue
New York, NY 10022
Attn: Eric M. Hellige, Esq.
Fax: (212) 326-0806

(b)      If to the Subscriber, to: the addresses and fax numbers listed on Schedule A hereto.

(c)      If to the Escrow Agent, to:

Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, New York 10176
Fax: 212-697-3575

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

5.3.   Interest. The Escrowed Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith. In the event the Escrowed Payment is deposited in an interest bearing account, the Subscriber shall be entitled to receive any accrued interest thereon, but only if the Escrow Agent receives from the Subscriber the Subscriber's United States taxpayer identification number and other requested information and forms.

5.4.   Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

5.5. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.6.  Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

5.7.  Agreement. Each of the undersigned states that he has read the foregoing Funds Escrow Agreement and understands and agrees to it.

BIOELECTRONICS CORPORATION
the "Company"

By:_________________________

"SUBSCRIBERS"

__________________________________	__________________________________
ALPHA CAPITAL AKTIENGESELLSCHAFT	WHALEHAVEN CAPITAL FUND LIMITED

__________________________________	__________________________________
HARBORVIEW MASTER FUND LP

ESCROW AGENT:

__________________________________
GRUSHKO & MITTMAN, P.C.

SCHEDULE A TO FUNDS ESCROW AGREEMENT

SUBSCRIBER	INITIAL CLOSING	SECOND CLOSING
	PURCHASE PRICE	PURCHASE PRICE
ALPHA CAPITAL AKTIENGESELLSCHAFT	$400,000.00	$133,334.00
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 011-42-32323196
WHALEHAVEN CAPITAL FUND LIMITED	$250,000.00	$83,333.00
3rd Floor, 14 Par-Laville Road
Hamilton, Bermuda HM08
Fax: (441) 292-1373
HARBORVIEW MASTER FUND LP	$100,000.00	$33,333.00
850 Third Avenue, Suite 1801
New York, NY 10022
Fax: (646) 218-1401
TOTAL	$750,000.00	$250,000.00

EXHIBIT D

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT

1.       Identification.

This Security Agreement (the "Agreement"), dated as of December ___, 2005, is entered into by and between BioElectronics Corporation, a Maryland corporation ("Debtor"), and Barbara Mittman, as collateral agent acting in the manner and to the extent described in the Collateral Agent Agreement defined below (the "Collateral Agent"), for the benefit of the parties identified on Schedule A hereto (collectively, the "Lenders").

2.      Recitals.

2.1     The Lenders have made or are making loans and will make additional loans to Debtor (the "Loans"). It is beneficial to Debtor that the Loans were made, are being made and will be made.

2.2     The Loans are evidenced by certain convertible promissory notes (each a "Convertible Note") issued by Debtor on or about the date of this Agreement pursuant to subscription agreements (each a "Subscription Agreement") to which Debtor and Lenders are parties. The Notes are further identified on Schedule A hereto and were and will be executed by Debtor as "Borrower" or "Debtor" for the benefit of each Lender as the "Holder" or "Lender" thereof.

2.3     In consideration of the Loans made by Lenders to Debtor and for other good and valuable consideration, and as security for the performance by Debtor of its obligations under the Notes and as security for the repayment of the Loans and all other sums due from Debtor to Lenders arising under the Notes presently outstanding or to be outstanding in the future, Subscription Agreements, and any other agreement between or among them (collectively, the "Obligations"), Debtor, for good and valuable consideration, receipt of which is acknowledged, has agreed to grant to the Collateral Agent, for the benefit of the Lenders, a security interest in the Collateral (as such term is hereinafter defined), on the terms and conditions hereinafter set forth. Obligations include all future advances by Lenders to Debtor advanced on a pro rata basis by all Lenders on substantially the same terms.

2.4     The Lenders have appointed Barbara Mittman as Collateral Agent pursuant to that certain Collateral Agent Agreement dated at or about December ___, 2005 ("Collateral Agent Agreement"), among the Lenders and Collateral Agent.

2.5     The following defined terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Inventory and Proceeds.

3.      Grant of General Security Interest in Collateral.

1.     As security for the Obligations of Debtor, Debtor hereby grants the Collateral Agent, for the benefit of the Lenders, a security interest in the Collateral.

2.     "Collateral" shall mean all of the following property of Debtor:

(A)     All now owned and hereafter acquired right, title and interest of Debtor in, to and in respect of all Accounts, Goods, real or personal property, all present and future books and records relating to the foregoing and all products and Proceeds of the foregoing, and as set forth below:

(i)     Accounts: All now owned and hereafter acquired right, title and interest of Debtor in, to and in respect of all: Accounts, interests in goods represented by Accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; Chattel Paper; investment property; General Intangibles (including but not limited to, tax and duty claims and refunds, registered and unregistered patents, trademarks, service marks, certificates, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, chooses in action and other claims, and existing and future leasehold interests in equipment, real estate and fixtures); Documents; Instruments; letters of credit, bankers' acceptances or guaranties; cash moneys, deposits; securities, bank accounts, deposit accounts, credits and other property now or hereafter owned or held in any capacity by Debtor, as well as its affiliates, agreements or property securing or relating to any of the items referred to above;

(ii)     Goods: All now owned and hereafter acquired right, title and interest of Debtor in, to and in respect of goods, including, but not limited to:

(a)     All Inventory, wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in Debtor' business; finished goods, timber cut or to be cut, oil, gas, hydrocarbons, and minerals extracted or to be extracted, and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all Inventory which may be returned to Debtor by its customers or repossessed by Debtor and all of Debtor' right, title and interest in and to the foregoing (including all of Debtor' rights as a seller of goods);

(b)     All Equipment and fixtures, wherever located, whether now owned or hereafter acquired, including, without limitation, all machinery, motor vehicles, furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto (including, but not limited to Debtor' rights to acquire any of the foregoing, whether by exercise of a purchase option or otherwise);

(iii)     Property: All now owned and hereafter acquired right, title and interests of Debtor in, to and in respect of any real or other personal property in or upon which Debtor has or may hereafter have a security interest, lien or right of setoff;

(iv)     Books and Records: All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Debtor, any computer service bureau or other third party; and

(v)     Products and Proceeds: All products and Proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

(B)     All now owned and hereafter acquired right, title and interest of Debtor in, to and in respect of the following:

(i)     the shares of stock, partnership interests, member interests or other equity interests at any time and from time to time acquired by Debtor of any and all entities now or hereafter existing, all or a portion of such stock or other equity interests which are acquired by such entities at any time (such entities, together with the existing issuers, being hereinafter referred to collectively as the "Pledged Issuers" and individually as a "Pledged Issuer"), the certificates representing such shares, partnership interests, member interests or other interests all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, partnership interests, member interests or other interests;

(ii)     all additional shares of stock, partnership interests, member interests or other equity interests from time to time acquired by Debtor, of any Pledged Issuer, the certificates representing such additional shares, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, interests or equity; and

(iii)     all security entitlements of Debtor in, and all Proceeds of any and all of the foregoing in each case, whether now owned or hereafter acquired by Debtor and howsoever its interest therein may arise or appear (whether by ownership, security interest, lien, claim or otherwise).

3.3     The Collateral Agent is hereby specifically authorized, after the Maturity Date (defined in the Notes) accelerated or otherwise, or after an Event of Default (as defined herein) and the expiration of any applicable cure period, to transfer any Collateral into the name of the Collateral Agent and to take any and all action deemed advisable to the Collateral Agent to remove any transfer restrictions affecting the Collateral.

4.     Perfection of Security Interest.

4.1     Debtor shall prepare, execute and deliver to the Collateral Agent UCC-1 Financing Statements. The Collateral Agent is instructed to prepare and file at Debtor's cost and expense, financing statements in such jurisdictions deemed advisable to the Collateral Agent, including but not limited to Maryland. The Financing Statements are deemed to have been filed for the benefit of the Collateral Agent and Lenders identified on Schedule A hereto.

4.2     All other certificates and instruments constituting Collateral from time to time required to be pledged to Collateral Agent pursuant to the terms hereof (the "Additional Collateral") shall be delivered to Collateral Agent promptly upon receipt thereof by or on behalf of Debtor. All such certificates and instruments shall be held by or on behalf of Collateral Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance satisfactory to Collateral Agent. If any Collateral consists of uncertificated securities, unless the immediately following sentence is applicable thereto, Debtor shall cause Collateral Agent (or its custodian, nominee or other designee) to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by Collateral Agent with respect to such securities without further consent by Debtor. If any Collateral consists of security entitlements, Debtor shall transfer such security entitlements to Collateral Agent (or its custodian, nominee or other designee) or cause the applicable securities intermediary to agree that it will comply with entitlement orders by Collateral Agent without further consent by Debtor.

4.3     Within five (5) days after the receipt by Debtor of any Additional Collateral, a Pledge Amendment, duly executed by Debtor, in substantially the form of Annex I hereto (a "Pledge Amendment"), shall be delivered to Collateral Agent in respect of the Additional Collateral to be pledged pursuant to this Agreement. Debtor hereby authorizes Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all certificates or instruments listed on any Pledge Amendment delivered to Collateral Agent shall for all purposes hereunder constitute Collateral.

4.4     If Debtor shall receive, by virtue of Debtor being or having been an owner of any Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by Debtor pursuant to Section 5.2 hereof) or in securities or other property or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, Debtor shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of Collateral Agent, shall segregate it from Debtor's other property and shall deliver it forthwith to Collateral Agent, in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by Collateral Agent as Collateral and as further collateral security for the Obligations.

5.     Distribution on Liquidation.

5.1     If any sum is paid as a liquidating distribution on or with respect to the Collateral, Debtor shall deliver same to the Collateral Agent to be applied to the Obligations, then due, in accordance with the terms of the Convertible Notes.

5.2     So long as no Event of Default exists, Debtor shall be entitled (i) to exercise all voting power pertaining to any of the Collateral, provided such exercise is not contrary to the interests of the Lenders and does not impair the Collateral and (ii) may receive and retain any and all dividends, interest payments or other distributions paid in respect of the Collateral.

5.3.     Upon the occurrence and during the continuation of an Event of Default, all rights of Debtor, upon notice given by Collateral Agent, to exercise the voting power and receive payments, which it would otherwise be entitled to pursuant to Section 5.2, shall cease and all such rights shall thereupon become vested in Collateral Agent, which shall thereupon have the sole right to exercise such voting power and receive such payments.

5.4     All dividends, distributions, interest and other payments which are received by Debtor contrary to the provisions of Section 5.3 shall be received in trust for the benefit of Collateral Agent, shall be segregated from other funds of Debtor, and shall be forthwith paid over to Collateral Agent as Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by Collateral Agent as Collateral and as further collateral security for the Obligations.

6.     Further Action By Debtor; Covenants and Warranties.

6.1     Collateral Agent at all times shall have a perfected security interest in the Collateral. Debtor has and will continue to have full title to the Collateral free from any liens, leases, encumbrances, judgments or other claims. Collateral Agent's security interest in the Collateral constitutes and will continue to constitute a first, prior and indefeasible security interest in favor of Collateral Agent. Debtor will do all acts and things, and will execute and file all instruments (including, but not limited to, security agreements, financing statements, continuation statements, etc.) reasonably requested by Collateral Agent to establish, maintain and continue the perfected security interest of Collateral Agent in the Collateral, and will promptly on demand, pay all costs and expenses of filing and recording, including the costs of any searches reasonably deemed necessary by Collateral Agent from time to time to establish and determine the validity and the continuing priority of the security interest of Collateral Agent, and also pay all other claims and charges that, in the opinion of Collateral Agent, exercised in good faith, are reasonably likely to materially prejudice, imperil or otherwise affect the Collateral or Collateral Agent's or Lenders' security interests therein.

6.2     Other than in the ordinary course of business, and except for Collateral which is substituted by assets of identical or greater value or which has become obsolete or is of inconsequential in value, Debtor will not sell, transfer, assign or pledge those items of Collateral (or allow any such items to be sold, transferred, assigned or pledged), without the prior written consent of Collateral Agent other than a transfer of the Collateral to a wholly-owned subsidiary on prior notice to Collateral Agent, and provided the Collateral remains subject to the security interest herein described. Although Proceeds of Collateral are covered by this Agreement, this shall not be construed to mean that Collateral Agent consents to any sale of the Collateral, except as provided herein. Sales of Collateral in the ordinary course of business shall be free of the security interest of Lenders and Collateral Agent and Lenders and Collateral Agent shall promptly execute such documents (including without limitation releases and termination statements) as may be required by Debtor to evidence or effectuate the same.

6.3     Debtor will, at all reasonable times and upon reasonable notice, allow Collateral Agent or its representatives free and complete access to the Collateral and all of Debtor's records which in any way relate to the Collateral, for such inspection and examination as Collateral Agent reasonably deems necessary.

6.4     Debtor, at its sole cost and expense, will protect and defend this Security Agreement, all of the rights of Collateral Agent and Lenders hereunder, and the Collateral against the claims and demands of all other persons.

6.5     Debtor will promptly notify Collateral Agent of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral, and of any threatened or filed claims or proceedings that are reasonably likely to affect or impair any of the rights of Collateral Agent under this Security Agreement in any material respect.

6.6     Debtor, at its own expense, will obtain and maintain in force insurance policies covering losses or damage to those items of Collateral which constitute physical personal property. The insurance policies to be obtained by Debtor shall be in form and amounts reasonably acceptable to Collateral Agent. Debtor shall make the Collateral Agent first a loss payee thereon to the extent of its interest in the Collateral. Collateral Agent is hereby irrevocably (until the Obligations are paid in full) appointed Debtor's attorney-in-fact to endorse any check or draft that may be payable to Debtor so that Collateral Agent may collect the proceeds payable for any loss under such insurance. The proceeds of such insurance (subject to the rights of senior secured parties), less any costs and expenses incurred or paid by Collateral Agent in the collection thereof, shall be applied either toward the cost of the repair or replacement of the items damaged or destroyed, or on account of any sums secured hereby, whether or not then due or payable.

6.7     Collateral Agent may, at its option, and without any obligation to do so, pay, perform and discharge any and all amounts, costs, expenses and liabilities herein agreed to be paid or performed by Debtor. Upon Debtor's failure to do so, all amounts expended by Collateral Agent in so doing shall become part of the Obligations secured hereby, and shall be immediately due and payable by Debtor to Collateral Agent upon demand and shall bear interest at the lesser of 15% per annum or the highest legal amount from the dates of such expenditures until paid.

6.8     Upon the request of Collateral Agent, Debtor will furnish to Collateral Agent within five (5) business days thereafter, or to any proposed assignee of this Security Agreement, a written statement in form reasonably satisfactory to Collateral Agent, duly acknowledged, certifying the amount of the principal and interest and any other sum then owing under the Obligations, whether to its knowledge any claims, offsets or defenses exist against the Obligations or against this Security Agreement, or any of the terms and provisions of any other agreement of Debtor securing the Obligations. In connection with any assignment by Collateral Agent of this Security Agreement, Debtor hereby agrees to cause the insurance policies required hereby to be carried by Debtor, if any, to be endorsed in form satisfactory to Collateral Agent or to such assignee, with loss payable clauses in favor of such assignee, and to cause such endorsements to be delivered to Collateral Agent within ten (10) calendar days after request therefore by Collateral Agent.

6.9     Debtor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other reasonable assurances or instruments and take further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require to perfect its security interest hereunder.

6.10     Debtor represents and warrants that it is the true and lawful exclusive owner of the Collateral, free and clear of any liens and encumbrances.

6.11     Debtor hereby agrees not to divest itself of any right under the Collateral except as permitted herein absent prior written approval of the Collateral Agent, except to a subsidiary organized and located in the United States on prior notice to Collateral Agent provided the Collateral remains subject to the security interest herein described.

7.     Power of Attorney.

After the occurrence and during the uncured continuation of an Event of Default as defined in Section 9 below, Debtor hereby irrevocably constitutes and appoints the Collateral Agent as the true and lawful attorney of Debtor, with full power of substitution, in the place and stead of Debtor and in the name of Debtor or otherwise, at any time or times, in the discretion of the Collateral Agent, to take any action and to execute any instrument or document which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement. This power of attorney is coupled with an interest and is irrevocable until the Obligations are satisfied.

8.     Performance By The Collateral Agent.

If Debtor fails to perform any material covenant, agreement, duty or obligation of Debtor under this Agreement, the Collateral Agent may, after any applicable cure period, at any time or times in its discretion, take action to effect performance of such obligation. All reasonable expenses of the Collateral Agent incurred in connection with the foregoing authorization shall be payable by Debtor as provided in Paragraph 12.1 hereof. No discretionary right, remedy or power granted to the Collateral Agent under any part of this Agreement shall be deemed to impose any obligation whatsoever on the Collateral Agent with respect thereto, such rights, remedies and powers being solely for the protection of the Collateral Agent.

9.      Event of Default.

An event of default ("Event of Default") shall be deemed to have occurred hereunder upon the occurrence of any event of default as defined and described in this Agreement, in the Notes, Subscription Agreement, and any other agreement to which Debtor and a Lender are parties. Upon and after any Event of Default, after the applicable cure period, if any, any or all of the Obligations shall become immediately due and payable at the option of the Collateral Agent, for the benefit of the Lenders, and the Collateral Agent may dispose of Collateral as provided below. A default by Debtor of any of its material obligations pursuant to this Agreement shall be an Event of Default hereunder and an event of default as defined in the Notes, and Subscription Agreement.

10.    Disposition of Collateral.

Upon and after any Event of Default which is then continuing,

10.1     The Collateral Agent may exercise its rights with respect to each and every component of the Collateral, without regard to the existence of any other security or source of payment for the Obligations. In addition to other rights and remedies provided for herein or otherwise available to it, the Collateral Agent shall have all of the rights and remedies of a lender on default under the Uniform Commercial Code then in effect in the State of New York.

10.2     If any notice to Debtor of the sale or other disposition of Collateral is required by then applicable law, five (5) business days prior written notice (which Debtor agrees is reasonable notice within the meaning of Section 9.612(a) of the Uniform Commercial Code) shall be given to Debtor of the time and place of any sale of Collateral which Debtor hereby agrees may be by private sale. The rights granted in this Section are in addition to any and all rights available to Collateral Agent under the Uniform Commercial Code.

10.3     The Collateral Agent is authorized, at any such sale, if the Collateral Agent deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree, among other things, that they are purchasing the Collateral for their own account for investment, and not with a view to the distribution or resale thereof, or otherwise to restrict such sale in such other manner as the Collateral Agent deems advisable to ensure such compliance. Sales made subject to such restrictions shall be deemed to have been made in a commercially reasonable manner.

10.4     All proceeds received by the Collateral Agent for the benefit of the Lenders in respect of any sale, collection or other enforcement or disposition of Collateral, shall be applied (after deduction of any amounts payable to the Collateral Agent pursuant to Paragraph 12.1 hereof) against the Obligations pro rata among the Lenders in proportion to their interests in the Obligations. Upon payment in full of all Obligations, Debtor shall be entitled to the return of all Collateral, including cash, which has not been used or applied toward the payment of Obligations or used or applied to any and all costs or expenses of the Collateral Agent incurred in connection with the liquidation of the Collateral (unless another person is legally entitled thereto). Any assignment of Collateral by the Collateral Agent to Debtor shall be without representation or warranty of any nature whatsoever and wholly without recourse. To the extent allowed by law, each Lender may purchase the Collateral and pay for such purchase by offsetting up to such Lender's pro rata portion of the purchase price with sums owed to such Lender by Debtor arising under the Obligations or any other source.

11.     Waiver of Automatic Stay. Debtor acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against Debtor, or if any of the Collateral should become the subject of any bankruptcy or insolvency proceeding, then the Collateral Agent should be entitled to, among other relief to which the Collateral Agent or Lenders may be entitled under the Note, Subscription Agreement and any other agreement to which the Debtor, Lenders or Collateral Agent are parties, (collectively "Loan Documents") and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Collateral Agent to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. Debtor EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, Debtor EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE COLLATERAL AGENT TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN

DOCUMENTS AND/OR APPLICABLE LAW. Debtor hereby consents to any motion for relief from stay which may be filed by the Collateral Agent in any bankruptcy or insolvency proceeding initiated by or against Debtor, and further agrees not to file any opposition to any motion for relief from stay filed by the Collateral Agent. Debtor represents, acknowledges and agrees that this provision is a specific and material aspect of this Agreement, and that the Collateral Agent would not agree to the terms of this Agreement if this waiver were not a part of this Agreement. Debtor further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Collateral Agent nor any person acting on behalf of the Collateral Agent has made any representations to induce this waiver, that Debtor has been represented (or has had the opportunity to be represented) in the signing of this Agreement and in the making of this waiver by independent legal counsel selected by Debtor and that Debtor has had the opportunity to discuss this waiver with counsel. Debtor further agrees that any bankruptcy or insolvency proceeding initiated by Debtor will only be brought in the Federal Court within the Southern District of New York.

12.     Miscellaneous.

12.1     Expenses. Debtor shall pay to the Collateral Agent, on demand, the amount of any and all reasonable expenses, including, without limitation, reasonable attorneys' fees, legal expenses and brokers' fees, which the Collateral Agent may incur in connection with (a) sale, collection or other enforcement or disposition of Collateral; (b) exercise or enforcement of any the rights, remedies or powers of the Collateral Agent hereunder or with respect to any or all of the Obligations upon breach or threatened breach; or (c) failure by Debtor to perform and observe any agreements of Debtor contained herein which are performed by the Collateral Agent.

12.2     Waivers, Amendment and Remedies. No course of dealing by the Collateral Agent and no failure by the Collateral Agent to exercise, or delay by the Collateral Agent in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Collateral Agent. No amendment, modification or waiver of any provision of this Agreement and no consent to any departure by Debtor therefrom, shall, in any event, be effective unless contained in a writing signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Collateral Agent, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law are cumulative, and may be exercised by the Collateral Agent from time to time in such order as the Collateral Agent may elect.

12.3     Notices. All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being faxed (provided that a copy is delivered by first class mail) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section:

To Debtor:	BioElectronics Corporation
401 Rosemont Avenue
Rosenstock Hall, Third Floor
Frederick, MD 21701
Attn: Andrew J. Whelan, President
Fax: (301) 874-0329

With a copy by telecopier only to:

Pryor Cashman Sherman & Flynn, LLP
410 Park Avenue
New York, NY 10022
Attn: Eric M. Hellige, Esq.
Fax: (212) 326-0806

To Lenders:	To the addresses and telecopier numbers set forth
on Schedule A

To the Collateral Agent:	Barbara R. Mittman
Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, New York 10176
Fax: (212) 697-3575

Any party may change its address by written notice in accordance with this paragraph.

12.4     Term; Binding Effect. This Agreement shall (a) remain in full force and effect until payment and satisfaction in full of all of the Obligations; (b) be binding upon Debtor, and its successors and permitted assigns; and (c) inure to the benefit of the Collateral Agent, for the benefit of the Lenders and their respective successors and assigns. All the rights and benefits granted by Debtor to the Collateral Agent and Lenders in the Loan Documents and other agreements and documents delivered in connection therewith are deemed granted to both the Collateral Agent and Lenders.

12.5     Captions. The captions of Paragraphs, Articles and Sections in this Agreement have been included for convenience of reference only, and shall not define or limit the provisions hereof and have no legal or other significance whatsoever.

12.6     Governing Law; Venue; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction, except to the extent that the perfection of the security interest granted hereby in respect of any item of Collateral may be governed by the law of another jurisdiction. Any legal action or proceeding against Debtor with respect to this Agreement may be brought in the courts in the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, Debtor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Debtor hereby irrevocably waives any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect.

12.7     Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.

12.8     Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement, as of the date first written above.

"DEBTOR"	"THE COLLATERAL AGENT"
BIOELECTRONICS CORPORATION	BARBARA R. MITTMAN
a Maryland corporation

By:___________________	___________________

Its:___________________

APPROVED BY "LENDERS":

___________________	___________________
ALPHA CAPITAL AKTIENGESELLSCHAFT	WHALEHAVEN CAPITAL FUND LIMITED

___________________
HARBORVIEW MASTER FUND LP

This Security Agreement may be signed by facsimile signature and delivered by confirmed facsimile transmission.

SCHEDULE A TO SECURITY AGREEMENT

LENDER	INITIAL CLOSING	SECOND CLOSING
	PURCHASE PRICE	PURCHASE PRICE
	$400,000.00	$133,334.00
ALPHA CAPITAL AKTIENGESELLSCHAFT
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 011-42-32323196
WHALEHAVEN CAPITAL FUND LIMITED	$250,000.00	$83,333.00
3rd Floor, 14 Par-Laville Road
Hamilton, Bermuda HM08
Fax: (441) 292-1373
HARBORVIEW MASTER FUND LP	$100,000.00	$33,333.00
850 Third Avenue, Suite 1801
New York, NY 10022
Fax: (646) 218-1401
TOTAL	$750,000.00	$250,000.00

ANNEX I

TO

SECURITY AGREEMENT

PLEDGE AMENDMENT

This Pledge Amendment, dated _________ __ 200_, is delivered pursuant to Section 4.3 of the Security Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement, dated December ___, 2005, as it may heretofore have been or hereafter may be amended, restated, supplemented or otherwise modified from time to time and that the shares listed on this Pledge Amendment shall be hereby pledged and assigned to Collateral Agent and become part of the Collateral referred to in such Security Agreement and shall secure all of the Obligations referred to in such Security Agreement.

	Number		Certificate
Name of Issuer	of Shares	Class	Number(s)

BIOELECTRONICS CORPORATION

By:______________________

EXHIBIT E

FORM OF COLLATERAL AGENT AGREEMENT

COLLATERAL AGENT AGREEMENT

COLLATERAL AGENT AGREEMENT (this "Agreement") dated as of December ___, 2005, among Barbara R. Mittman (the "Collateral Agent"), and the parties identified on Schedule A hereto (each, individually, a "Lender" and collectively, the "Lenders"), who hold or will acquire variable interest rate convertible promissory notes issued or to be issued by BioElectronics Corporation ("Debtor"), a Maryland corporation, at about or prior to the date of this Agreement as described in the Security Agreements referred to in Section 1(a) below (collectively herein the "Notes").

WHEREAS, the Lenders have made, are making and will be making loans to Debtor to be secured by certain collateral; and

WHEREAS, it is desirable to provide for the orderly administration of such collateral by requiring each Lender to appoint the Collateral Agent, and the Collateral Agent has agreed to accept such appointment and to receive, hold and deliver such collateral, all upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, it is desirable to allocate the enforcement of certain rights of the Lenders under the Notes for the orderly administration thereof.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

1.     Collateral.

(a)     Contemporaneously with the execution and delivery of this Agreement by the Collateral Agent and the Lenders, (i) the Collateral Agent has or will have entered into a Security Agreement between the Collateral Agent and Debtor ("Security Agreement"), regarding the grant of a security interest in assets owned by Debtor (such assets are referred to herein and in the Security Agreement as the "Collateral") to the Collateral Agent, for the benefit of the Lenders, (ii) Debtor is issuing the Notes and in the future may issue additional Notes to the Lenders pursuant to a "Subscription Agreement" dated at or about the date of this Agreement. Collectively, the Security Agreement, the Notes and Subscription Agreement and other agreements referred to therein are referred to herein as Borrower Documents.

(b)     For purposes solely of perfection of the security interests granted to the Collateral Agent, as agent on behalf of the Lenders, and on its own behalf under the Borrower Documents, the Collateral Agent hereby acknowledges that any Collateral held by the Collateral Agent is held for the benefit of the Lenders in accordance with this Agreement and the Borrower Documents. No reference to the Borrower Documents or any other instrument or document shall be deemed to incorporate any term or provision thereof into this Agreement unless expressly so provided.

(c)     The Collateral Agent is to distribute in accordance with the Borrower Documents any proceeds received from the Collateral which are distributable to the Lenders in proportion to their respective interests in the Obligations as defined in the Borrower Documents.

2.     Appointment of the Collateral Agent.

The Lenders hereby appoint the Collateral Agent (and the Collateral Agent hereby accepts such appointment) to take any action including, without limitation, the registration of any Collateral in the name of the Collateral Agent or its nominees prior to or during the continuance of an Event of Default (as defined in the Borrower Documents), the exercise of voting rights upon the occurrence and during the continuance of an Event of Default, the application of any cash collateral received by the Collateral Agent to the payment of the Obligations, the making of any demand under the Borrower Documents, the exercise of any remedies given to the Collateral Agent pursuant to the Borrower Documents and the exercise of any authority pursuant to the appointment of the Collateral Agent as an attorney-in-fact pursuant to the Security Agreement that the Collateral Agent deems necessary or proper for the administration of the Collateral pursuant to the Security Agreements. Upon disposition of the Collateral in accordance with the Borrower Documents, the Collateral Agent shall promptly distribute any cash or Collateral in accordance with Section 10.4 of the Security Agreement. Lenders must notify Collateral Agent in writing of the issuance of Notes to Lenders by Debtor. The Collateral Agent will not be required to act hereunder in connection with Notes the issuance of which was not disclosed in writing to the Collateral Agent nor will the Collateral Agent be required to act on behalf of any assignee of Notes without the written consent of Collateral Agent.

3.     Action by the Majority in Interest.

(a)     Certain Actions. Each of the Lenders covenants and agrees that only a Majority in Interest shall have the right, but not the obligation, to undertake the following actions (it being expressly understood that less than a Majority in Interest hereby expressly waive the following rights that they may otherwise have under the Borrower Documents):

(i)     Acceleration. If an Event of Default occurs, after the applicable cure period, if any, a Majority in Interest may, on behalf of all the Lenders, instruct the Collateral Agent to provide to Debtor notice to cure such default and/or declare the unpaid principal amount of the Notes to be due and payable, together with any and all accrued interest thereon and all costs payable pursuant to such Notes;

(ii)     Enforcement. Upon the occurrence of any Event of Default after the applicable cure period, if any, a Majority in Interest may instruct the Collateral Agent to proceed to protect, exercise and enforce, on behalf of all the Lenders, their rights and remedies under the Borrower Documents against Debtor, and such other rights and remedies as are provided by law or equity;

(iii)     Waiver of Past Defaults. A Majority in Interest may instruct the Collateral Agent to waive any Event of Default by written notice to Debtor, and the other Lenders; and

(iv)     Amendment. A Majority in Interest may instruct the Collateral Agent to waive, amend, supplement or modify any term, condition or other provision in the Notes or Borrower Documents in accordance with the terms of the Notes or Borrower Documents so long as such waiver, amendment, supplement or modification is made with respect to all of the Notes and with the same force and effect with respect to each of the Lenders.

(b)     Permitted Subordination. A Majority in Interest may instruct the Collateral Agent to agree to subordinate any Collateral to any claim and may enter into any agreement with Debtor to evidence such subordination; provided, however, that subsequent to any such subordination, each Note shall remain pari passu with the other Notes held by the Lenders.

(c)     Further Actions. A Majority in Interest may instruct the Collateral Agent to take any action that it may take under this Agreement by instructing the Collateral Agent in writing to take such action on behalf of all the Lenders.

(d) Majority in Interest. For so long as any obligations remain outstanding on the Notes, Majority in Interest shall mean Lenders who hold not less than sixty-five percent (65%) of the outstanding principal amount of the Notes.

4.     Power of Attorney.

(a)     To effectuate the terms and provisions hereof, the Lenders hereby appoint the Collateral Agent as their attorney-in-fact (and the Collateral Agent hereby accepts such appointment) for the purpose of carrying out the provisions of this Agreement including, without limitation, taking any action on behalf of, or at the instruction of, the Majority in Interest at the written direction of the Majority in Interest and executing any consent authorized pursuant to this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable (and lawful) to accomplish the purposes hereof.

(b)     All acts done under the foregoing authorization are hereby ratified and approved and neither the Collateral Agent nor any designee nor agent thereof shall be liable for any acts of commission or omission, for any error of judgment, for any mistake of fact or law except for acts of gross negligence or willful misconduct.

(c)     This power of attorney, being coupled with an interest, is irrevocable while this Agreement remains in effect.

5.     Expenses of the Collateral Agent. The Lenders shall pay any and all costs and expenses incurred by the Collateral Agent, all waivers, releases, discharges, satisfactions, modifications and amendments of this Agreement, the administration and holding of the Collateral, insurance expenses, and the enforcement, protection and adjudication of the parties' rights hereunder by the Collateral Agent, including, without limitation, the reasonable disbursements, expenses and fees of the attorneys the Collateral Agent may retain, if any, each of the foregoing in proportion to their holdings of the Notes.

6.     Reliance on Documents and Experts. The Collateral Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or communication (which may be by telegram, cable, telex, telecopier, or telephone) reasonably believed by it to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of its own legal counsel, independent public accountants and other experts selected by the Collateral Agent.

7.     Duties of the Collateral Agent; Standard of Care.

(a)     The Collateral Agent's only duties are those expressly set forth in this Agreement, and the Collateral Agent hereby is authorized to perform those duties in accordance with commercially reasonable practices. The Collateral Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Agreement and applicable law or perform any of its duties under this Agreement by or through its officers, employees, attorneys, or agents.

(b)     The Collateral Agent shall act in good faith and with that degree of care that an ordinarily prudent person in a like position would use under similar circumstances.

(c) Any funds held by the Collateral Agent hereunder need not be segregated from other funds except to the extent required by law. The Collateral Agent shall be under no liability for interest on any funds received by it hereunder.

8.     Resignation. The Collateral Agent may resign and be discharged of its duties hereunder at any time by giving written notice of such resignation to the other parties hereto, stating the date such resignation is to take effect. Within five (5) days of the giving of such notice, a successor collateral agent shall be appointed by the Majority in Interest; provided, however, that if the Lenders are unable so to agree upon a successor within such time period, and notify the Collateral Agent during such period of the identity of the successor collateral agent, the successor collateral agent may be a person designated by the Collateral Agent, and any and all fees of such successor collateral agent shall be the joint and several obligation of the Lenders. The Collateral Agent shall continue to serve until the effective date of the resignation or until its successor accepts the appointment and receives the Collateral held by the Collateral Agent but shall not be obligated to take any action hereunder. The Collateral Agent may deposit any Collateral with the Supreme Court of the State of New York for New York County or any such other court in New York State that accepts such Collateral.

9.     Exculpation. The Collateral Agent and its officers, employees, attorneys and agents, shall not incur any liability whatsoever for the holding or delivery of documents or the taking of any other action in accordance with the terms and provisions of this Agreement, for any mistake or error in judgment, for compliance with any applicable law or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of this Agreement), or for any act or omission of any other person engaged by the Collateral Agent in connection with this Agreement, unless occasioned by the exculpated person's own gross negligence or willful misconduct; and each party hereto hereby waives any and all claims and actions whatsoever against the Collateral Agent and its officers, employees, attorneys and agents, arising out of or related directly or indirectly to any or all of the foregoing acts, omissions and circumstances.

10.     Indemnification. The Lenders hereby agree to indemnify, reimburse and hold harmless the Collateral Agent and its directors, officers, employees, attorneys and agents, jointly and severally, from and against any and all claims, liabilities, losses and expenses that may be imposed upon, incurred by, or asserted against any of them, arising out of or related directly or indirectly to this Agreement or the Collateral, except such as are occasioned by the indemnified person's own gross negligence or willful misconduct.

11.     Miscellaneous.

(a)     Rights and Remedies Not Waived. No act, omission or delay by the Collateral Agent shall constitute a waiver of the Collateral Agent's rights and remedies hereunder or otherwise. No single or partial waiver by the Collateral Agent of any default hereunder or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

(b)     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of laws that would result in the application of the substantive laws of another jurisdiction.

(c)     Waiver of Jury Trial and Setoff; Consent to Jurisdiction; Etc.

(i)     In any litigation in any court with respect to, in connection with, or arising out of this Agreement or any instrument or document delivered pursuant to this Agreement, or the validity, protection, interpretation, collection or enforcement hereof or thereof, or any other claim or dispute howsoever arising, between the Collateral Agent and the Lenders or any Lender, then each Lender, to the fullest extent it may legally do so, (A) waives the right to interpose any setoff, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counterclaim or cross-claim, unless such setoff, recoupment, counterclaim or cross-claim could not, by reason of any applicable federal or state procedural laws, be interposed, pleaded or alleged in any other action; and (B) WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION AND ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH LENDER AGREES THAT THIS SECTION 11(c) IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGE THAT THE COLLATERAL AGENT WOULD NOT ENTER THIS AGREEMENT IF THIS SECTION 11(c) WERE NOT PART OF THIS AGREEMENT.

(ii)     Each Lender irrevocably consents to the exclusive jurisdiction of any State or Federal Court located within the County of New York, State of New York, in connection with any action or proceeding arising out of or relating to this Agreement or any document or instrument delivered pursuant to this Agreement or otherwise. In any such litigation, each Lender waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agree that the service thereof may be made by certified or registered mail directed to such Lender at its address for notice determined in accordance with Section 11(e) hereof. Each Lender hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

(d)     Admissibility of this Agreement. Each of the Lenders agrees that any copy of this Agreement signed by it and transmitted by telecopier for delivery to the Collateral Agent shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

(e)     Address for Notices. Any notice or other communication under the provisions of this Agreement shall be given in writing and delivered in person, by reputable overnight courier or delivery service, by facsimile machine (receipt confirmed) with a copy sent by first class mail on the date of transmissions, or by registered or certified mail, return receipt requested, directed to such party's addresses set forth below (or to any new address of which any party hereto shall have informed the others by the giving of notice in the manner provided herein):

In the case of the Collateral Agent, to her at:

Barbara R. Mittman
551 Fifth Avenue, Suite 1601 New York,
New York 10176
Fax: (212) 697-3575

In the case of the Lenders, to:

To the address and telecopier number set forth on
Schedule A hereto.

In the case of Debtor, to:

BioElectronics Corporation
401 Rosemont Avenue
Rosenstock Hall, Third Floor
Frederick, MD 21701

Attn: Andrew J. Whelan, President
Fax: (301) 874-0329

With a copy by telecopier only to:

Pryor Cashman Sherman & Flynn, LLP
410 Park Avenue
New York, NY 10022
Attn: Eric M. Hellige, Esq.
Fax: (212) 326-0806

(f)     Amendments and Modification; Additional Lender. No provision hereof shall be modified, altered, waived or limited except by written instrument expressly referring to this Agreement and to such provision, and executed by the parties hereto. Any transferee of a Note who acquires a Note after the date hereof will become a party hereto by signing the signature page and sending an executed copy of this Agreement to the Collateral Agent and receiving a signed acknowledgement from the Collateral Agent.

(g)     Fee. Upon the occurrence of an Event of Default, the Lenders collectively shall pay the Collateral Agent the sum of $10,000 to apply against an hourly fee of $350 to be paid to the Collateral Agent by the Lenders for services rendered pursuant to this Agreement. All payments due to the Collateral Agent under this Agreement including reimbursements must be paid when billed. The Collateral Agent may refuse to act on behalf of or make a distribution to any Lender who is not current in payments to the Collateral Agent. Payments required pursuant to this Agreement shall be pari passu to the Lenders' interests in the Notes. The Collateral Agent is hereby authorized to deduct any sums due the Collateral Agent from Collateral in the Collateral Agent's possession.

(h)     Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(i)     Successors and Assigns. Whenever in this Agreement reference is made to any party, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such party. No party hereto may transfer any rights under this Agreement, unless the transferee agrees to be bound by, and comply with all of the terms and provisions of this Agreement, as if an original signatory hereto on the date hereof.

(j)     Captions: Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(k)     Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(l)       Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.

(m)     Schedules. The Collateral Agent is authorized to annex hereto any schedules referred to herein.

[THIS SPACE INTENTIONALLY LEFT BLANK]

ALPHA CAPITAL AKTIENGESELLSCHAFT	WHALEHAVEN CAPITAL FUND LIMITED

HARBORVIEW MASTER FUND LP

BARBARA R. MITTMAN - Collateral Agent

Acknowledged:

BIOELECTRONICS CORPORATION

By:
Name:
Title:

This Collateral Agent Agreement may be signed by facsimile signature and delivered by confirmed facsimile transmission.

SCHEDULE A TO COLLATERAL AGENT AGREEMENT

LENDER	INITIAL CLOSING	SECOND CLOSING
	PURCHASE PRICE	PURCHASE PRICE
	$400,000.00	$133,334.00
ALPHA CAPITAL AKTIENGESELLSCHAFT
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 011-42-32323196
WHALEHAVEN CAPITAL FUND LIMITED	$250,000.00	$83,333.00
3rd Floor, 14 Par-Laville Road
Hamilton, Bermuda HM08
Fax: (441) 292-1373
HARBORVIEW MASTER FUND LP	$100,000.00	$33,333.00
850 Third Avenue, Suite 1801
New York, NY 10022
Fax: (646) 218-1401
TOTAL	$750,000.00	$250,000.00

EXHIBIT F

FORM OF LEGAL OPINION

December ___, 2005

TO: The Subscribers identified on Schedule A hereto:

We have acted as counsel to BioElectronics Corp., a Maryland corporation (the "Company") and its wholly-owned subsidiaries, if any, (each a "Subsidiary" and collectively "Subsidiaries") in connection with the offer and sale by the Company of up to $1,000,000 principal amount of Convertible Notes (the "Notes") and issuance of common stock purchase warrants ("Warrants") to the Subscribers identified on Schedule A hereto, pursuant to the exemption from registration under the Securities Act of 1933, as amended (the "Act) as set forth in Regulation D ("Regulation D") promulgated thereunder. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the subscription agreement (the "Agreement") by and between the Company and Subscriber entered into at or about the date hereof. The Agreement, and the agreements described below are sometimes hereinafter referred to collectively as the "Documents".

In connection with the opinions expressed herein, I have made such examination of law as I considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, I have relied, with your permission, upon the representations and warranties as to factual matters contained in and made by the Company and the Purchaser pursuant to the Documents and upon certificates and statements of certain government officials and of officers of the Company as described below. I have also examined originals or copies of certain corporate documents or records of the Company as described below:

(a)	Form of Agreement
(b)	Form of Note
(c)	Forms of Common Stock Purchase Warrants (the "Warrants")
(d)	Funds Escrow Agreement
(e)	Form of Security Agreement
(f)	Form of Collateral Agent Agreement
(g)	Certificate of Incorporation of the Company as amended
(h)	Bylaws of the Company
(i)	Minutes of the action of the Company's Board of Directors, including unanimous Board of Directors approval of the Documents, a copy of which is annexed hereto.

In rendering this opinion, I have, with your permission, assumed: (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuiness of all signatures; (d) the legal capacity of natural persons; (e) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all of such documents; (f) the due authorization, execution and delivery of all such documents by Subscribers, and the legal, valid and binding effect thereof on Subscribers; and (g) that the Company and the Purchasers will act in accordance with their respective representations and warranties as set forth in the Documents.

 I am a member of the bar of the State of __________. I express no opinion as to the laws of any  jurisdiction other than corporate laws of the State of Maryland, New York, and the federal laws of the United States of America. I express no opinion with respect to the effect or application of any other laws. Special rulings of authorities administering any of such laws or opinions of other counsel have not been sought or obtained by us in connection with rendering the opinions expressed herein.

1.     The Company and each Subsidiary are duly incorporated, validly existing and in good standing in the states and jurisdictions of their incorporation; have qualified to do business in each state where required unless the failure to do so would not have a material impact on their operations; and have the requisite corporate power and authority to conduct their business, and to own, lease and operate their properties.

2.     The Company and each Subsidiary have the requisite corporate power and authority to execute, deliver and perform their obligations under the Documents. The Documents, and the issuance of the Notes, and Warrants and the reservation and issuance of Common Stock issuable upon conversion of the Notes and exercise of the Warrants have been (a) duly approved by the Board of Directors of the Company, and (b) all such Securities, when issued pursuant to the Agreement and upon delivery, shall be validly issued and outstanding, fully paid and non assessable.

3.     The execution, delivery and performance of the Documents by the Company and each Subsidiary and the consummation of the transactions contemplated thereby, will not, with or without the giving of notice or the passage of time or both:

(a)     materially violate the provisions of the Certificate of Incorporation or bylaws of the Company or each Subsidiary; or

(b)     To counsel's knowledge, violate any judgment, decree, order or award of any court binding upon the Company or each Subsidiary.

4.     The Documents constitute the valid and legally binding obligations of the Company and each Subsidiary and are enforceable against the Company and each Subsidiary in accordance with their respective terms.

5.     The Notes, Warrants and the Common Stock issuable upon conversion of the Notes, and exercise of the Warrants, have not been registered under the Securities Act of 1933, as amended (the "Act") or under the laws of any state or other jurisdiction, and are or will be issued pursuant to a valid exemption from registration.

6.     The holders of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants will not be subject to the provisions of the anti-takeover statutes of the State of Maryland.

7.     The Subscribers have been granted valid security interests in the Collateral (as defined in each Security Agreement) pursuant to the Documents, enforceable against the Company and each Subsidiary in accordance with their respective terms and provisions, and to the extent such Collateral may be perfected under the NYUCC by the filing of financing statements, then upon the due and timely filing of Uniform Commercial Code financing statements respecting the Company and Subsidiary, with the Secretary of State of the State of Maryland, those security interests will be perfected in such Collateral to the extent described in those statements.

8.     The Company, each Subsidiary and their Boards of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of their state of incorporation that is or could become applicable to the Subscribers as a result of the Subscribers, the

Company and each Subsidiary fulfilling their obligations or exercising their rights under the Documents, including without limitation as a result of the Company's issuance of the Notes, Warrants and Common Stock issuable upon conversion of the Notes and exercise of the Warrants and the Subscribers' ownership of the Notes, Warrants and Common Stock issuable upon conversion of the Notes and exercise of the Warrants.

9.     The Company has either obtained the approval of the transactions described in the Documents from its shareholders or no such approval is required.

Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

A.     The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent conveyances and preferential transfers.

B.     Limitations imposed by state law, federal law or general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of any applicable agreement and upon the availability of injunctive relief or other equitable remedies, regardless of whether enforcement of any such agreement is considered in a proceeding in equity or at law.

C.     This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, including the General Qualifications and the Equitable Principles Limitation, and this opinion letter should be read in conjunction therewith.

This opinion is rendered as of the date first written above, is solely for your benefit in connection with the Agreement and may not be relief upon or used by, circulated, quoted, or referred to nor may any copies hereof by delivered to any other person without our prior written consent. I disclaim any obligation to update this opinion letter or to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

Very truly yours,

SCHEDULE A TO LEGAL OPTION

LENDER	INITIAL CLOSING	SECOND CLOSING
	PURCHASE PRICE	PURCHASE PRICE

ALPHA CAPITAL AKTIENGESELLSCHAFT
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 011-42-32323196

TOTAL	$750,000.00	$250,000.00

EXHIBIT G

FORM OF FORM 8-K

[The parties did not agree on a form]

EXHIBIT H

LIMITED STANDSTILL AGREEMENT

This AGREEMENT (the "Agreement") is made as of the ___ day of December, 2005, by the signatories hereto (each a "Holder"), in connection with his ownership of shares of BioElectronics Corporation, a Maryland corporation (the "Company").

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

1.     Background.

a.     Holder is the beneficial owner of the amount of shares of the Common Stock, $0.001 par value, of the Company ("Common Stock") and rights to purchase Common Stock designated on the signature page hereto, some or all of which are owned by virtue of Holder's ownership of a note convertible into Common Stock.

b.     Holder acknowledges that the Company has entered into or will enter into an agreement with each subscriber ("Subscription Agreement") to the Company's secured convertible promissory notes and warrants (the "Subscribers"), for the sale to the Subscribers of an aggregate of up to $1,000,000 of principal amount of secured convertible promissory notes and warrants (the "Offering"). Holder understands that, as a condition to proceeding with the Offering, the Subscribers have required, and the Company has agreed to obtain an agreement from the Holder to refrain from selling any securities of the Company from the date of the Subscription Agreement until the end of the Exclusion Period as defined in the Subscription Agreement (the "Restriction Period").

2.     Share Restriction.

a.     Holder hereby agrees that during the Restriction Period, the Holder will not sell or otherwise dispose of any shares of Common Stock or any options, warrants or other rights to purchase shares of Common Stock or any other security of the Company which Holder owns or has a right to acquire as of the date hereof or acquires hereafter during the Restriction Period, other than in connection with an offer made to all shareholders of the Company in connection with any merger, consolidation or similar transaction involving the Company. Holder further agrees that the Company is authorized to and the Company agrees to place "stop orders" on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by Holder in violation of this Agreement.

b.     Any subsequent issuance to and/or acquisition of shares or the right to acquire shares by Holder will be subject to the provisions of this Agreement.

c.     The foregoing restrictions notwithstanding, the Holder may sell during the Restriction Period, shares of Common Stock actually owned by the Holder on the Initial Closing Date (as defined in the Subscription Agreement) if such sales are for more than $0.70 per share. In no event may more than one percent (1%) of the amount of shares of Common Stock actually owned by the Holder on the Initial Closing Date be sold during any thirty (30) day period.

d.     Notwithstanding the foregoing restrictions on transfer, the Holder may, at any time and from time to time during the Restriction Period, transfer the Common Stock (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Holder, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Holder is a general partner, provided, that, in the case of any gift or transfer described in clauses (i), (ii) or (iii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned. For purposes hereof, "immediate family" means any relationship by blood, marriage or adoption, not more remote than first cousin.

3.     Miscellaneous.

a.     At any time, and from time to time, after the signing of this Agreement Holder will execute such additional instruments and take such action as may be reasonably requested by the Subscribers to carry out the intent and purposes of this Agreement.

b.     This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction, except to the extent that the securities laws of the state in which Holder resides and federal securities laws may apply. Any proceeding brought to enforce this Agreement may be brought exclusively in courts sitting in New York County, New York.

c.     This Agreement contains the entire agreement of the Holder with respect to the subject matter hereof.

d.     This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

e.     This Agreement may be signed and delivered by facsimile and such facsimile signed and delivered shall be enforceable.

f.     The Company agrees not to take any action or allow any act to be taken which would be inconsistent with this Agreement.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

HOLDER:

(Signature of Holder)

(Print Name of Holder)

Number of Shares of Common Stock
Beneficially Owned

Note Principal Owned on the date of
This Agreement

COMPANY:

BIOELECTRONICS CORPORATION

By:

SCHEDULE 5(d)

ADDITIONAL ISSUANCES/CAPITALIZATION

Please see the attached copy of the Capitalization Table of the Company.

SCHEDULE 5(f)

PIGGY-BACK REGISTRATION RIGHTS

Shares issued pursuant to the 12/1/04 PPM:	3,520,000

Shares underlying the Investor Warrants:	3,520,000

Shares underlying the Agent Warrants:	491,500

Total:	7,531,500

2

SCHEDULE 5(h)

LITIGATION

On November 5, 2004, an action captioned Edward Meyer, Jr. v. Andrew J. Whelan, Richard E. Bolton and BioElectronics Corporation, Docket No. MON-L-4-992-04, was commenced against the Company, Andrew J. Whelan, the President and Chairman of the Board of Directors of the Company, and Richard E. Bolton in the Superior Court, Monmouth County, New Jersey. In such action, the plaintiff is seeking damages arising from a breach by the Company of certain alleged oral contractual obligations pursuant to which plaintiff claims that he would have been entitled to receive Common Stock and options to purchase Common Stock from the Company as compensation for rendering certain services to the Company. Although this lawsuit is in its preliminary stages and the full amount of the plaintiff's claim has not been asserted, the Company believes the potential dollar amount of such claim will not have a material adverse effect on its operations or financial condition. The Company believes the plaintiff's claims are without merit and intends to defend such lawsuit and pursue any counterclaims vigorously.

3

SCHEDULE 5(q)

UNDISCLOSED LIABILITIES

None.

4

SCHEDULE 8

BROKER'S FEES
BROKER	BROKER'S FEE
HUNTER WISE SECURITIES, LLC	On each Closing Date, a fee of
eight percent (8%) of the
Purchase Price.

LIBRA FINANCE, S.A.	On each Closing Date, a fee of
P.O. Box 4603	two percent (2%) of the
Zurich, Switzerland	Purchase Price.
Fax: 011-411-201-6262

BROKER'S WARRANTS

On each Closing Date, the Company will issue to Hunter Wise Securities, LLC, ten (10) Warrants for each one hundred (100) Warrants issuable on each Closing Date to the Subscribers ("Broker's Warrants"). The per Warrant Share exercise price to acquire a Warrant Share upon exercise of a Broker's Warrant shall be at the Conversion Price in effect on each Closing Date. The Broker's Warrants shall be exercisable until three (3) years after each Closing Date. All the representations, covenants, warranties, undertakings, remedies, liquidated damages, indemnification, and other rights including but not limited to reservation requirements and registration rights made or granted to or for the benefit of the Subscribers are hereby also made and granted to the Broker in respect of the Broker's Warrants.

SCHEDULE 9.1(e)

USE OF PROCEEDS

The Company intends to use the net proceeds of the Offering to increase inventory, finance sales and marketing expenses, purchase capital equipment, develop new products, seek regulatory approval of new products, perform clinical trials, and for working capital and general corporate purposes.

SCHEDULE 9.1(g)

LIMITED STANDSTILL AGREEMENT

Andrew J. Whelan
PAW, L.L.C.
Mary Whelan

2

SCHEDULE 11.1

FURTHER REGISTRATION STATEMENTS

The Company intends to file a registration statement to register the shares of Common Stock subject to "piggyback" registration rights, as set forth on Schedule 5(f).

3